Exhibit 2.k.3

EXECUTION COPY
CREDIT AGREEMENT
Dated as of December 18, 2013
among
ACSF FUNDING I, LLC,
as Borrower,
THE LENDER PARTIES HERETO,
BANK OF AMERICA, N.A.,
as Administrative Agent
and
The Other Lender Parties Hereto

BANK OF AMERICA MERRILL LYNCH,
as
Sole Lead Arranger and Sole Book Manager

Section    Page

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS    1
1.01    Defined Terms.    1
1.02    Other Interpretive Provisions.    20
1.03    Accounting Terms.    20
1.04    Rounding.    21
1.05    [Reserved].    21
1.06    [Reserved].    21
1.07    Times of Day.    21
1.08    Business Day Convention.    21
ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS    21
2.01    Committed Loans.    21
2.02    Borrowings, Conversions and Continuations of Committed Loans.    22
2.03    Prepayments.    23
2.04    Termination or Reduction of Commitments.    24
2.05    Repayment of Loans.    24
2.06    Interest.    24

i

(continued)
Section    Page

2.07    Fees.    25
2.08    Computation of Interest and Fees.    26
2.09    Evidence of Debt.    26
2.10    Payments Generally; Administrative Agent’s Clawback.    27
2.11    Sharing of Payments by Lenders.    28
2.12    Defaulting Lenders.    29
ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY    30
3.01    Taxes.    30
3.02    Illegality.    35
3.03    Inability to Determine Rates.    36
3.04    Increased Costs; Reserves on Eurocurrency Rate Loans.    37
3.05    Compensation for Losses.    38
3.06    Mitigation Obligations; Replacement of Lenders.    39
3.07    Survival.    39
ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS    39
4.01    Conditions of Initial Credit Extension.    39

(continued)
Section    Page

4.02    Conditions to all Credit Extensions.    41
ARTICLE V. REPRESENTATIONS AND WARRANTIES    42
5.01    Existence, Qualification and Power.    42
5.02    Authorization; No Contravention.    42
5.03    Governmental Authorization; Other Consents.    42
5.04    Binding Effect.    42
5.05    Financial Statements; No Material Adverse Effect.    43
5.06    Litigation.    43
5.07    No Default.    43
5.08    Liens.    44
5.09    Taxes.    44
5.10    ERISA Matters.    44
5.11    Equity Interests.    44
5.12    Margin Regulations; Investment Company Act.    44
5.13    Disclosure.    44
5.14    Compliance with Laws.    45

(continued)
Section    Page

5.15    Taxpayer Identification Number; Other Identifying Information.    45
5.16    OFAC.    45
ARTICLE VI. AFFIRMATIVE COVENANTS    45
6.01    Financial Statements.    46
6.02    Certificates; Other Information.    47
6.03    Notices.    49
6.04    Payment of Obligations.    49
6.05    Preservation of Existence, Etc.    49
6.06    [RESERVED].    50
6.07    Further Assurances.    50
6.08    Compliance with Laws.    50
6.09    Books and Records.    50
6.10    Inspection Rights.    50
6.11    Use of Proceeds.    51
6.12    Approvals and Authorizations.    51
6.13    Special Purpose Entity Requirements.    51

(continued)
Section    Page

6.14    Security Interest.    51
6.15    ERISA Matters.    51
6.16    Offering Materials.    51
ARTICLE VII. NEGATIVE COVENANTS    51
7.01    Liens.    51
7.02    Investments.    52
7.03    Indebtedness.    52
7.04    Fundamental Changes.    52
7.05    Sale of Collateral Assets.    52
7.06    Restricted Payments.    52
7.07    Transactions with Affiliates.    52
7.08    Burdensome Agreements.    53
7.09    Use of Proceeds.    53
7.10    Sanctions.    53
7.11    Special Purpose Entity Requirements.    53
7.12    Investment Advisory Agreement and Sale Agreement Amendment.    53

v

(continued)
Section    Page

7.13    ERISA.    53
ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES    54
8.01    Events of Default.    54
8.02    Remedies Upon Event of Default.    55
8.03    Application of Funds.    56
ARTICLE IX. ADMINISTRATIVE AGENT    56
9.01    Appointment and Authority.    56
9.02    Rights as a Lender.    57
9.03    Exculpatory Provisions.    57
9.04    Reliance by Administrative Agent.    58
9.05    Delegation of Duties.    58
9.06    Resignation of Administrative Agent.    59
9.07    Non-Reliance on Administrative Agent and Other Lenders.    60
9.08    No Other Duties, Etc.    60
9.09    Administrative Agent May File Proofs of Claim.    60
9.10    Collateral Matters.    61

(continued)
Section    Page

ARTICLE X. MISCELLANEOUS    61
10.01    Amendments, Etc.    61
10.02    Notices; Effectiveness; Electronic Communication.    62
10.03    No Waiver; Cumulative Remedies; Enforcement.    65
10.04    Expenses; Indemnity; Damage Waiver.    65
10.05    Payments Set Aside.    67
10.06    Successors and Assigns.    68
10.07    Treatment of Certain Information; Confidentiality.    72
10.08    Right of Setoff.    73
10.09    Interest Rate Limitation.    74
10.10    Counterparts; Integration; Effectiveness.    74
10.11    Survival of Representations and Warranties.    74
10.12    Severability.    75
10.13    Replacement of Lenders.    75
10.14    Governing Law; Jurisdiction; Etc.    76
10.15    Waiver of Jury Trial.    77

(continued)
Section    Page

10.16    No Advisory or Fiduciary Responsibility.    77
10.17    Electronic Execution of Assignments and Certain Other Documents.    78
10.18    USA PATRIOT Act.    78
10.19    Compliance with Laws.    78
10.20    Non-Recourse Obligations; No Petition.    78
10.21    Time of the Essence.    79
10.22    Judgment Currency.    79

SCHEDULES
2.01    Commitments and Applicable Percentages

5.15	Taxpayer Identification Number; Other Identifying Information
10.02    Administrative Agent’s Office; Certain Addresses for Notices
EXHIBITS
Form of
A    Committed Loan Notice
B    Note
C-1    Assignment and Assumption
C-2    Administrative Questionnaire
D-1    Compliance Certificate (Borrower Parent)
D-2    Compliance Certificate (Borrower)
E    U.S. Tax Compliance Certificates
ANNEXES
A    Advance Rates
B    Eligibility and Portfolio Criteria
C    Definitions Relating to Collateral Assets
D    Special Purpose Entity Requirements

CREDIT AGREEMENT
This CREDIT AGREEMENT (“Agreement”) is entered into as of December 18, 2013, among ACSF Funding I, LLC, a Delaware limited liability company (the “Company” or the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”) and BANK OF AMERICA, N.A., as Administrative Agent.
The Company has requested that the Lenders provide a revolving credit facility (the “Facility”), and the Lenders are willing to do so on the terms and conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms.
As used in this Agreement, the following terms shall have the meanings set forth below:
“Additional Current Pay Criteria” has the meaning specified in Annex C.
“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit C‑2 or any other form approved by the Administrative Agent.
“Advance Rate” means a percentage applicable to each Collateral Asset as specified in Annex A under the caption "Advance Rate”.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Commitments” means the Commitments of all the Lenders.
“Aggregate Market Value” has the meaning specified in Annex C.
“Agreement” means this Credit Agreement.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.12. If the commitment of each Lender to make Loans has been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments by any Lender. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means a per annum rate equal to 1.80%.
“Approved Dealer” has the meaning specified in Annex C.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means Bank of America, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as sole lead arranger and sole book manager.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit C-1 or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.
“Audited Financial Statements” means, for any fiscal year, the audited consolidated balance sheet of the Borrower Parent for such fiscal year ended December 31, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of Borrower Parent, including the notes thereto.
“Availability Period” means the period (i) beginning on the Closing Date and (ii) ending on the earlier of (A) any date on which an Event of Default has occurred or (B) the date that is 30 days prior to the Maturity Date.
“Bank Loan” has the meaning specified in Annex C.
“Bank of America” means Bank of America, N.A. and its successors.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Prime Rate in effect for such day and (c) the Eurocurrency Rate based on 1-month LIBOR plus 1%.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.
“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Certification” means with respect to any request for a Loan or any release of funds or substitution of assets with respect to the Collateral Account, a certification of the Investment Adviser on behalf of the Borrower stating that after giving effect to such Loan, release of funds or substitution: (A) (i) no Borrowing Base Deficiency will exist, and (ii) no Default would occur or be continuing, in each case based on the most recent Borrowing Base determination; and (B) in the case of any Loan, the proceeds of such Loan will be used solely for Permitted Uses and, in the case that such proceeds will be used to purchase an Eligible Collateral Asset, no Borrowing Base Deficiency would exist after giving effect to such purchase on a pro forma basis.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrower Parent” means American Capital Senior Floating Ltd.
“Borrowing” means a Committed Borrowing.
“Borrowing Base” has the meaning specified in Annex C.
“Borrowing Base Deficiency” has the meaning specified in Annex C.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located (which is initially North Carolina) or New York, New York and, if such day relates to any interest rate settings as to a Eurocurrency Rate Loan, any fundings, disbursements, settlements and payments in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day that is also a London Banking Day.
“Cash” has the meaning specified in Annex C.
“Cash Equivalents” has the meaning specified in Annex C.
“Change in Investment Adviser” means:
(i) the Investment Adviser ceases to be responsible for the day-to-day management of the Borrower or Borrower Parent, including, without limitation, ceasing to be substantially involved in directing the investment decisions of the Borrower or Borrower Parent;
(ii) the Investment Adviser (A) changes its investment management arrangements with Borrower Parent such that Investment Adviser ceases to be an Affiliate of Borrower Parent by virtue of such arrangements or (B) ceases to be an Affiliate of Investment Adviser Parent, in each case including without limitation by merger or consolidation or sale or transfer all or substantially all of its business to any individual or entity; or
(iii) (A) the Investment Adviser becomes insolvent, or fails to pay its debts as they become due or admits in writing its inability to pay its debts as they become due or (B) the Investment Adviser (w) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; (x) or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or (y) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of the Investment Adviser or its Affiliates and the appointment continues undischarged or unstayed for 60 calendar days; or (z) any proceeding under any Debtor Relief Law relating to the Investment Adviser or to all or any material part of its property is instituted without the consent of the Investment Adviser or its Affiliates and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Closing Date” means the date as of which each of this Agreement, the Security Agreement and the Fee Letter have been executed.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” shall have the meaning specified in the Security Agreement.
“Collateral Account” shall have the meaning specified in the Collateral Administration Agreement.
“Collateral Administration Agreement” means the Collateral Administration Agreement between the Administrative Agent, the Company and the Collateral Administrator, dated as of even date herewith (as amended, restated, extended, supplemented or otherwise modified in writing from time to time).
“Collateral Administrator” means Deutsche Bank Trust Company Americas and any successor thereto as collateral administrator under the Collateral Administration Agreement.
“Collateral Asset” has the meaning specified in Annex C.
“Collateral Dispute Notice” has the meaning specified in Annex C.

“Collateral Value Condition” means a decline in the Net Asset Value due to a change in the Current Market Values of one or more Collateral Assets, or an adverse change in general market conditions.
“Commitment” means, as to each Lender, its obligation to make Committed Loans to the Borrower pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Commitment Fee Rate” means (a) prior to February 14, 2014, 0.0% and (b) on or after such date, 0.75%, in each case subject to adjustment as provided in Section 2.12.
“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
“Committed Loan” has the meaning specified in Section 2.01.
“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans or Base Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.
“Company” has the meaning specified in the introductory paragraph hereto.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D-1 or Exhibit D-2.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Extension” means a Borrowing.
“Credit Trigger” means any of the following: (i) a Regulatory Event with respect to any Key Personnel, Investment Adviser or Investment Adviser Parent, (ii) a Change in Investment Adviser, (iii) a Key Personnel Event or (iv) the Net Asset Value is less than $25 million on any date on or after the Closing Date and such Net Asset Value deficiency is not cured within 3 days following notice thereof to the Borrower by the Administrative Agent.

“Current Market Price” has the meaning specified in Annex C.
“Current Market Value” has the meaning specified in Annex C.
“Current Market Value Percentage” has the meaning specified in Annex C.
“Current Pay Obligation” has the meaning specified in Annex C.
“Debtor Relief Laws” has the meaning specified in Annex C.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means, with respect to the Obligations, an interest rate equal to the Prime Rate + 2.00%.
“Defaulted Obligation” has the meaning specified in Annex C.
“Defaulting Lender” means, subject to Section 2.12(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Company and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.12(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company and each other Lender promptly following such determination.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction; it being agreed that in no event shall the United States of America be a Designated Jurisdiction.
“DIP Loan” has the meaning specified in Annex C.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disqualified Lender” has the meaning specified in Section 10.06(b)(v).
“Distressed Exchange Offer” has the meaning specified in Annex C.
“Dollar”, “USD” and “$” have the meaning specified in Annex C.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any other currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the current spot rate determined by the Administrative Agent in a commercially reasonable manner.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).
“Eligible Collateral Asset” has the meaning specified in Annex C.
“Eligible Collateral Asset Information” has the meaning specified in the Collateral Administration Agreement.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“Eurocurrency Rate” means:
(a)    With respect to any Eurocurrency Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and
(b)    for any rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that day; provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied to the applicable Interest Period in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
“Eurocurrency Rate Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate”.
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Affiliate” means an Excluded Horizontal Affiliate or Excluded Managed Fund.
“Excluded Horizontal Affiliate” means with respect to Affiliates of the Company, any Person which is an Affiliate solely because such Person is owned or controlled by American Capital Ltd., except that the Investment Adviser, Investment Adviser Parent, Borrower Parent, the Borrower or any other direct or indirect subsidiary of Borrower Parent shall not be Excluded Horizontal Affiliates.
“Excluded Managed Fund” means with respect to Affiliates of the Company, any Person which is an Affiliate solely because such Person is a managed fund managed by Investment Adviser or its Affiliates, except that the Investment Adviser, Investment Adviser Parent, Borrower Parent,

the Borrower or any other direct or indirect subsidiary of Borrower Parent shall not be Excluded Managed Funds.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Facility” has the meaning specified in the recitals hereto.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements implementing the foregoing (including any legislation, rules or practices adopted pursuant to such intergovernmental agreements).
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
“Fee Letter” means the letter agreement, dated as of even date herewith, between the Company and the Administrative Agent.
“First Lien Bank Loan” has the meaning specified in Annex C.
“Fitch” has the meaning specified in Annex C.
“Fitch Rating” has the meaning specified in Annex C.

“Foreign Lender” means, a Recipient that is not a U.S. Person.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, without duplication of amounts, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than accounts payable in the ordinary course of business, provided that the aggregate of any such amounts due and payable at any time shall not exceed $100,000);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    capital leases and Synthetic Lease Obligations;
(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;
(h)    any Swap Contract under which the Swap Termination Value thereof with respect to Borrower could be less than zero as of any date during the term of such Swap Contract, regardless of the actual Swap Termination Value as of any date; and
(i)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning specified in Section 10.04(b).
“Indictment Event” has the meaning specified in the definition of “Regulatory Event”.
“Information” has the meaning specified in Section 10.07.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.
“Interest Period” means as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one or three months thereafter (in each case, subject to availability), as selected by the Company in its Committed Loan Notice; provided that:
(i)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)    any Interest Period pertaining to a Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii)    no Interest Period shall extend beyond the Maturity Date.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Investment Adviser” means American Capital ACSF Management, LLC (including any successor to the Investment Adviser by reason of an internal restructuring or other internal reorganization and which is controlled and managed by substantially the same individuals that are currently involved in the day-to-day operations of the Investment Adviser as of the Closing Date).
“Investment Adviser Parent” means American Capital Asset Management, LLC or (without prejudice to the provisions relating to a Change in Investment Adviser) any successor in interest thereto that controls, directly or indirectly, the Investment Adviser.
“Investment Advisory Agreement” means the Investment Advisory Agreement dated as of even date herewith between the Investment Adviser and the Borrower.
“IRS” means the United States Internal Revenue Service.
“Key Personnel” means each of Mark Pelletier, Michael Cerullo, Dana Dratch, William Weiss, and Juan Miguel Estela and any individuals approved by the Administrative Agent in its reasonable discretion as replacement key personnel for purposes of this definition.
“Key Personnel Event” means that on any date there are not at least 2 of the Key Personnel responsible for the day-to-day management of the Borrower, such responsibility to include, without limitation, being substantially involved in directing the investment decisions of the Borrower (whether such services are provided directly or indirectly through the Investment Adviser) and such condition exists for 45 consecutive days after such date.

“Laws” has the meaning specified in Annex C.
“Lenders” has the meaning specified in the introductory paragraph hereto.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.
“LIBOR” has the meaning specified in the definition of Eurocurrency Rate.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Limited Liability Company Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company dated as of December 18, 2013 including any permitted amendments thereto from time to time.
“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Committed Loan.
“Loan Documents” means this Agreement, the Security Agreement, the Collateral Administration Agreement, each Assignment and Assumption, each Note and the Fee Letter.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.
“Makewhole Fee” has the meaning specified in Section 2.07(b).
“Markit” has the meaning specified in Annex C.
“Material Adverse Effect” means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), a materially adverse effect on (a) the financial condition or operations of the Borrower, (b) the legality, validity or enforceability of any of the Loan Documents, (c) the right or ability of the Borrower to perform any of its obligations under any of the Loan Documents, or (d) the rights or remedies of the Lender under any of the Loan Documents or of the Borrower under the Collateral Assets.
“Maturity Date” means the second anniversary of the Closing Date; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next following Business Day.
“Moody’s” has the meaning specified in Annex C.

“Moody’s Rating” has the meaning specified in Annex C.
“Non-Qualifying Assets” has the meaning specified in Annex C.
“Net Asset Value” means an amount equal to the excess of (i) (A) the aggregate of the Current Market Values of each Collateral Asset which is a First Lien Bank Loan, Second Lien Bank Loan, Senior Secured Bond or Senior Unsecured Bond (whether or not meeting the Eligibility Criteria and whether or not included in the Borrowing Base) (excluding, for the avoidance of doubt, Cash and Cash Equivalents) plus (B) the par value of all Cash and Cash Equivalents owned by the Borrower over (ii) the sum of the Total Outstandings and other Indebtedness of the Borrower, in each case expressed as a Dollar Equivalent if applicable.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of a majority of Lenders or all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender to the Borrower, substantially in the form of Exhibit B.
“Obligations” has the meaning specified in Annex C.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Offer” has the meaning specified in Annex C.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means, with respect to Committed Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Committed Loans occurring on such date.
“Overnight Rate” means, for any day, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, in accordance with banking industry rules on interbank compensation.
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).
“Permitted Liens” means any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for state, municipal or other local Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by Laws, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (c) Liens in favor of the Administrative Agent or any Lender granted pursuant to or by any Loan Document and (d) a Permitted Collateral Administrator Lien (as defined in the Collateral Administration Agreement). Notwithstanding the preceding sentence, no Lien for any Indebtedness other than the Obligations will be a Permitted Lien.
“Permitted Net Interest Amount” for any year means an amount reasonably demonstrated by the Borrower and confirmed by the Administrative Agent (such confirmation not to be unreasonably withheld or delayed) not to exceed the amount of taxable income attributed to Borrower’s assets as determined by the Code (less any other distributions from Borrower to Borrower Parent during such year, except distributions permitted under clause (iv) of Permitted Uses).
“Permitted Uses” means (i) the purchase or acquisition of assets certified by the Borrower to be Eligible Collateral Assets at the time of purchase or acquisition, provided that for the purposes of making such certifications, the Borrower may rely upon its good faith expectation as to (1) the Relevant Obligor Domicile or Current Market Value that will be determined by the Administrative Agent in relation to the relevant Collateral Asset and (2) solely in relation to Collateral Assets being acquired by Borrower at the initial issuance or funding thereof, (A) the availability of data with respect to such Collateral Asset from the applicable Pricing Source or (B) the number of pricing quotes available to the Administrative Agent from Approved Dealers in respect of such Collateral Asset; (ii) the payment of Taxes, fees or other expenses of Borrower to maintain its legal existence; (iii) payment of investment management fees pursuant to the Investment Advisory Agreement; (iv) distributions to Borrower Parent that will be used solely to pay overhead expenses (not to exceed $500,000 per year); (v) distributions to Borrower Parent that will be used to make payment of dividends required to be paid by Borrower Parent in order to maintain its status as a “regulated investment company” pursuant to and in accordance with the Code, in an amount not to exceed the Permitted Net Interest Amount in any year; and (vi) solely with respect to the initial Credit Extension, the payment of any amounts due under the Fee Letter.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is subject to Title IV of ERISA or Section 4975 of the Code.
“Plan Assets” means assets of any (i) employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (ii) plan (as defined in Section 4975(e)(1) of the Code) to which Section 4975 of the Code applies, or (iii) non-US, church or governmental plan subject to non-US, federal, state or local laws, rules or regulations substantially similar to Title I of ERISA or Section 4975 of the Code.
“Platform” has the meaning specified in Section 6.02.
“Pricing Source” has the meaning specified in Annex C.
“Prime Rate” means the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Public Lender” has the meaning specified in Section 6.02.
“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).
“Recipient” means the Administrative Agent and any Lender, as applicable.
“Register” has the meaning specified in Section 10.06(c).
“Registered” has the meaning specified in Annex C.

“Regulatory Event” means with respect to any Person (i) the issuance to such Person of an injunction or administrative order to cease and desist from causing any violations, including, without limitation, any future violations of securities laws; (ii) suspension of such Person from association with any broker or dealer, investment company or investment adviser for a period of one year or more; (iii) a final finding by a court or regulator, including a self-regulatory organization, with respect to the making of a materially false statement or omission by such person; or (iv) the issuance with respect to such Person of a criminal indictment with respect to a felony related to or having a material adverse effect on such Person’s business of providing investment management services (an “Indictment Event”); provided that any indictment arising from practices that have become the subject of contemporaneous actions against multiple (i.e., three or more) unaffiliated investment advisers shall not constitute an Indictment Event for purposes of this clause (iv) unless (x) such indictment otherwise meets the requirements of this clause and (y) either (I) such indictment is an indictment of any Key Personnel or (II) more than 30 days have expired since the commencement of such indictment during which period such Person has failed to cure such indictment.  For purposes of the foregoing subclause (y), an indictment against no more than two such officers or employees (other than Key Personnel) of a corporate Person will be deemed to be cured if such Person removes responsibility for the management of the Collateral Assets from such officers or employees of such Person that are the subject of the applicable indictment within such 30-day period.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Relevant Affiliate” means any Affiliate of Borrower Parent other than (i) an Excluded Managed Fund and (ii) a special purpose entity subsidiary of Borrower Parent (a) which is subject to requirements substantially the same as the Special Purpose Entity Requirements (including the relevant provisions of the Limited Liability Company Agreement) in relation to the Borrower Parent and Borrower Parent’s Affiliates, (b) which is subject to requirements substantially the same as those applicable under the Sale Agreement for any purchases of financial assets by such special purpose entity from Borrower Parent or Borrower Parent’s Affiliates and (c) for which true sale and nonconsolidation opinions substantially the same as the opinions of counsel rendered in connection with the Loan Documents have been rendered in connection with purchases of financial assets by such special purpose entity from Borrower Parent or Borrower Parent’s Affiliates.
“Request for Credit Extension” means with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice.
“Required Approvals” has the meaning specified in Section 10.01.
“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Required Ratings” has the meaning specified in Annex C.

“Responsible Officer” means with respect to the Company, any director, designated manager, authorized signatory, officer or any other Person who is authorized to act for the Company, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of the Company and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the Company or the Investment Adviser so designated by any of the foregoing officers in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of the Company shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Company and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Company.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Company, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Company’s stockholders, partners or members (or the equivalent Person thereof).
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate Outstanding Amount at such time of its Committed Loans.
“S&P” has the meaning specified in Annex C.
“S&P Rating” has the meaning specified in Annex C.
“Sale Agreement” means the Sale Agreement dated as of even date herewith, among Borrower and Borrower Parent.
“Sanction(s)” means any international economic sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority in any jurisdiction in which the Borrower or any of its Affiliates (other than an Excluded Affiliate) operates or is organized or located (it being understood and agreed that any sanctions enforced by such other jurisdictions against the United States shall be excluded from the definition hereof).
“Same Day Funds” means immediately available funds in Dollars.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Lien Bank Loan” has the meaning specified in Annex C.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Security Agreement” means the Security Agreement between the Administrative Agent and the Company, dated as of even date herewith (as amended, restated, extended, supplemented or otherwise modified in writing from time to time).

“Senior Secured Bond” has the meaning specified in Annex C.
“Senior Subordinated Bond” has the meaning specified in Annex C.
“Senior Unsecured Bond” has the meaning specified in Annex C.
“Special Purpose Entity Requirements” means the obligations of the Company to comply with the provisions set forth in Annex D.
“Special Situation Asset” has the meaning specified in Annex C.
“Structured Finance Security” has the meaning specified in Annex C.
“Subordinated Bond” has the meaning specified in Annex C.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other similar master agreement relating to a similar transaction (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans.
“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.
“United States” and “U.S.” mean the United States of America.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).
“Zero Coupon Swap Rate” means, for any maturity, the value for such maturity of “USD-ISDA-Swap Rate” as defined in the 2006 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc., or any successor publication (or if no value of “USD-ISDA-Swap Rate” is available for the relevant maturity, the value determined by linear interpolation between the closest maturities for which a value is available), as determined by the Administrative Agent in a commercially reasonable manner.
1.02    Other Interpretive Provisions.
With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03    Accounting Terms.
All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.
1.04    Rounding.
Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05    [Reserved].
1.06    [Reserved].
1.07    Times of Day.
Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.08    Business Day Convention.
Unless otherwise specified, in the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.
ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
2.01    Committed Loans.
Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrower in Dollars from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.03, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.
2.02    Borrowings, Conversions and Continuations of Committed Loans.
(a)    Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Company’s irrevocable notice to the Administrative Agent and Collateral Administrator, which may be given in writing, including via email. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (a) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of any Eurocurrency Rate Loans and (b) on the date of the requested Borrowing of, conversion to or continuation of any Base Rate Loan or of any conversion of Eurocurrency Rate Loans to Base Rate Loans. Each written notice by the Company pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $250,000 (or $500,000, if there is more than one Lender at such time) or a whole multiple of $50,000 (or $100,000, if there is more than one Lender at such time) in excess thereof, or in the amount of the unused portion of the Commitments. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $250,000 (or $500,000, if there is more than one Lender at such time) or a whole multiple of $50,000 (or $100,000, if there is more than one Lender at such time) in excess thereof or in the amount of the unused portion of the Commitments. Each Committed Loan Notice shall specify (i) whether the Company is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans or Base Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or continued or to which existing Committed Loans are to be converted and (v) if applicable, the duration of the Interest Period with respect thereto. If the Company fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Company

fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Company requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
(b)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans as described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Company in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.
(c)    Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the existence of a Default, no Loans may be converted to or continued as Eurocurrency Rate Loans without the consent of the Required Lenders.
(d)    The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the public announcement of such change.
(e)    After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Committed Loans.
2.03    Prepayments.
(a)    The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans, in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof; and

(iii) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall be irrevocable and specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Subject to Section 2.12, each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.
(b)    If the Administrative Agent notifies the Borrower at any time that a Borrowing Base Deficiency exists at such time, then the Borrower shall (i) give notice to the Administrative Agent and Lenders of its intent to cure any Borrowing Base Deficiency by 3:00 p.m. on the Business Day following the date on which the Borrowing Base Deficiency arose (unless Borrower has actually cured such Borrowing Base Deficiency by such time) and (ii) cure any Borrowing Base Deficiency by 3:00 p.m. on the second Business Day following the date on which a Borrowing Base Deficiency arose by either (A) repaying outstanding Loans or transferring additional Eligible Collateral Assets, Cash or Cash Equivalents to the Collateral Account so that the Borrowing Base will thereupon equal or exceed the Total Outstandings or (B) delivering to the Administrative Agent a written report showing a projected cure of any Borrowing Base Deficiency based on actions described in clause (A), if any, and pending purchases and sales of Collateral Assets as of the date of such report, provided that such report shall (1) be satisfactory to the Administrative Agent, (2) give effect to all projected purchases of Collateral Assets and other financial assets by the Borrower and account in a manner satisfactory to the Administrative Agent for any change in the market value of any such Collateral Assets and (3) give effect to sales of Collateral Assets only if such sales are (x) committed sales as of the date of such report, (y) sales to Approved Dealers and (z) reasonably expected by the Administrative Agent to be fully settled within 30 days of the date of such report.
(c)    Any prepayment of any Loan shall be accompanied by all accrued and unpaid interest, amounts owing under Section 2.06 in respect of the amount prepaid and in the case of any Eurocurrency Rate Loan any additional amounts required pursuant to Section 3.05.
2.04    Termination or Reduction of Commitments.
The Company may, at its discretion, upon written notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of at least $1,000,000 or, if less, the entire Aggregate Commitments and (iii) the Company shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments. The Borrower will be required to pay the Makewhole Fee, applicable amounts under Sections 3.01 and 3.05 and other amounts applicable for the terminated portion of the Facility; provided that a Makewhole Fee will not be payable in the event that Borrower exercises the right to terminate or reduce the Facility described in this Section 2.04 following the assertion of claims for additional amounts under Sections 3.01 and 3.04 that exceed an amount equal to 0.10% per annum times the Aggregate Commitments. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.
2.05    Repayment of Loans.
The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans made to the Borrower outstanding on such date and shall repay Loans as provided in Section 2.10(b).
2.06    Interest.
(a)    Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate and (ii) each Base Rate Loan shall bear interest on the Outstanding Amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate minus 1.00%.
(b)    (i)    If any amount of principal of any Loan is not paid when due (without giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)    If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws and shall continue to bear interest at such rate until but excluding the date on which such Event of Default is cured or waived.
(iii)    Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iv)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.07    Fees.
(a)    Commitment Fee. Subject to Section 2.12(a)(iii), the Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee in Dollars equal to (i) the actual daily amount by which the Aggregate Commitments exceed the Outstanding Amount of Committed Loans times (ii) the Commitment Fee Rate. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears and if there is any change in the Commitment Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Commitment Fee Rate separately for each period during such quarter that such Commitment Fee Rate was in effect.
(b)    Makewhole Fee. Subject to Section 2.12(a)(iii), if the Aggregate Commitments are terminated in whole or in part pursuant to Sections 2.04 prior to June 18, 2015, then Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a fee (the “Makewhole Fee”) equal to the sum of the present values of all future spread amounts that would have been payable in respect of the Aggregate Commitments (or terminated portion thereof) during the period from the termination date through June 18, 2015 assuming that the Outstanding Amount is equal to the Aggregate Commitments (or terminated portion thereof) and the Applicable Rate is equal to 0.75% (discounting each such spread amount to its present value based on the Zero Coupon Swap Rate as of the date of determination for a maturity equal to the period of time from the date of determination to the date on which such spread amount would have been paid).
(c)    Other Fees. (i) The Company shall pay to the Arranger and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(ii)    The Company shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.08    Computation of Interest and Fees.
All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
2.09    Evidence of Debt.
The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business in accordance with its usual practice. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to the Borrower made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to the Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
2.10    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. All payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent may require that any payments due under this Agreement be made in the United States. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m shall in each case be deemed received on the next following Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that this sentence shall not apply to payments made on the Maturity Date without giving effect to the proviso in the definition of such term.
(b)    (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any

Committed Borrowing of Eurocurrency Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.
A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to the Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.11    Sharing of Payments by Lenders.
If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:
(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans to any assignee or participant, other than an assignment to the Company (as to which the provisions of this Section shall apply).
The Company consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company’s rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company in the amount of such participation.

2.12    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.01.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Company may request (so long as no Default exists and is continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default exists or is continuing, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees. No Defaulting Lender shall be entitled to receive any fee payable under Section 2.07(a) or 2.07(b) for any period during which that Lender is a Defaulting Lender and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender.
(b)    Defaulting Lender Cure. If the Company and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes.
(f)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)    Any and all payments by or on account of any obligation of the Company under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the applicable withholding agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or the Company, then the Administrative Agent or the Company shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii)    If the Company or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding Taxes, from any payment under any Loan Document, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Company shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iii)    If the Company or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment under any Loan Document, then (A) the Company or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection

(e) below, (B) the Company or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Company shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)    Payment of Other Taxes by the Company. Without limiting the provisions of subsection (a) above, the Company shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    Tax Indemnifications. (i)  The Company shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(ii)    Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that the Company has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Company to do so), (y) the Administrative Agent and the Company, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Company, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or the Company in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(d)    Evidence of Payments. Upon request by the Company or the Administrative Agent, as the case may be, after any payment of Taxes by the Company or by the Administrative Agent to

a Governmental Authority as provided in this Section 3.01, the Company shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Company, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Company or the Administrative Agent, as the case may be.
(e)    Status of Lenders; Tax Documentation. (v) Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law or the taxing authorities of a jurisdiction pursuant to such applicable Law or reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation either (A) set forth in Section 3.01(e)(ii)(A), Section 3.01(e)(ii)(B), Section 3.01(e)(ii)(D) or Section 3.01(e)(iii), or (B) required by applicable Law other than the Code or the taxing authorities of a jurisdiction pursuant to such applicable Law to comply with the requirements for exemption or reduction of withholding Tax in that jurisdiction) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.
(ii)    Without limiting the generality of the foregoing,
(A)    any Recipient that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Recipient becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of IRS Form W‑9 certifying that such Recipient is exempt from U.S. federal backup withholding Tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)        executed originals of IRS Form W-8ECI;
(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower Parent within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or
(IV)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    Each Recipient agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, or if a successor version of such form or certification is published, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.
(iv)    Borrower shall deliver to the Administrative Agent on or prior to the Closing Date an executed original of IRS Form W-9. If such form becomes obsolete or inaccurate in any respect, or if a successor version of such form or certification is published, Borrower shall update such form or promptly notify the Administrative Agent in writing of its legal inability to do so.
(f)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this Section 3.01, it shall pay to the Company an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Company under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Company, upon the request of the Recipient, agrees to repay the amount paid over to the Company (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient within thirty days of such request in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Company pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Company or any other Person.

(g)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
3.02    Illegality.
If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurocurrency Rate, or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Rate Loans or to convert Base Rate Loans to Eurocurrency Rate Loans, shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, request a conversion of all Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or as soon as possible (notwithstanding Section 2.02(c), if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and any amounts due pursuant to Section 3.05.
3.03    Inability to Determine Rates.
If in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof, (a) (i) the Administrative Agent determines that (i) deposits are not being offered to banks in the applicable offshore interbank market for Dollars for the applicable amount and Interest Period of such Eurocurrency Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan or in connection with an existing or proposed Base Rate Loan, (in each case with respect to clause (a) above, “Impacted Loans”), or (b) the Administrative Agent or the Required Lenders  determine that for any reason the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in Dollars shall be suspended, (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in Dollars (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.
Notwithstanding the foregoing, if the Administrative Agent has made the determination described in this Section, the Administrative Agent, in consultation with the Borrower and the Required Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.
3.04    Increased Costs; Reserves on Eurocurrency Rate Loans.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e), other than as set forth below);
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)    impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurocurrency Rate (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Company will pay to such Lender, such additional amount or amounts as will compensate such Lender, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    Additional Reserve Requirements. The Company shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender which notice will include the amount of such interest or costs, the methodology for the calculation and the calculation thereof. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.
3.05    Compensation for Losses.
Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company or the Borrower unless such notice is rescinded in accordance with the terms hereof; or
(c)    any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.13;
including, in each case, any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained (excluding lost profits). The Company shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Company (or the Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for Dollars for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.
3.06    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Company such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04 or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Company may replace such Lender in accordance with Section 10.13.
3.07    Survival.
All obligations of the Company under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01    Conditions of Initial Credit Extension.
The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
(a)    The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Company, each dated the Closing Date (or, in the case of certificates of governmental officials, a reasonably recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
(i)    executed counterparts of this Agreement, the Security Agreement, the Collateral Administration Agreement, the Sale Agreement and the Investment Advisory Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Company;
(ii)    Notes executed by the Borrower in favor of each Lender requesting Notes;
(iii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of a Responsible Officer of the Company as the Administrative Agent

may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which the Company is a party;
(iv)    such documents and certifications as the Administrative Agent may reasonably require to evidence that the Company is duly organized, and that the Borrower is validly existing, in good standing and qualified to engage in business in Delaware;
(v)    a favorable opinion of counsel to the Company, addressed to the Administrative Agent and each Lender, as to the matters concerning the Company, the Investment Adviser and the Loan Documents as the Required Lenders may reasonably request;
(vi)    a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied and (B) that there has been no event or circumstance since November 14, 2013 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect (other than a Collateral Value Condition); and
(vii)    such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Required Lenders reasonably may require.
(b)    The Administrative Agent shall have confirmed that the Net Asset Value of Borrower is at least equal to $25,000,000.
(c)    Any fees required to be paid on or before the Closing Date that have been invoiced shall have been paid.
(d)    Unless waived by the Administrative Agent, the Company shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent); provided, however, that such fees, charges and disbursements shall only be due and payable to the extent provided pursuant to Section 10.04.
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.02    Conditions to all Credit Extensions.

The obligation of each Lender to honor any Request for Credit Extension is subject to the following conditions precedent:
(a)    The representations and warranties of (i) the Borrower contained in Article V and (ii) the Company contained in each other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, (I) to the extent already qualified with respect to “material” matters or “Material Adverse Effect”, shall be true and correct on and as of the date of such Credit Extension and (II) to the extent not already qualified with respect to “material” matters or “Material Adverse Effect”, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct (in all material respects, as applicable) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01.
(b)    No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)    The Administrative Agent and Collateral Administrator shall have received a Request for Credit Extension in accordance with the requirements hereof.
(d)    The Administrative Agent and Collateral Administrator shall have received a Borrower Certification in accordance with the requirements hereof.
(e)    No Borrowing Base Deficiency shall exist on the date of such Advance or would arise after giving effect to the relevant Advance.
(f)    After giving effect to the proposed Credit Extension, the Total Outstandings would not exceed the Aggregate Commitments.
Each Request for Credit Extension submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:
5.01    Existence, Qualification and Power.
The Company (a) is duly organized, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business in which it is currently engaged and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
5.02    Authorization; No Contravention.
The execution, delivery and performance by the Company of each Loan Document to which the Company is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) violate the terms of any of the Company’s Organization Documents; (b) result in any material breach or contravention of, or the creation of any Lien (other than a Permitted Lien) under, or require any payment to be made under (i) any Contractual Obligation to which the Company is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Company or its property is subject; or (c) violate any Law in any material respect.
5.03    Governmental Authorization; Other Consents.
No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement or any other Loan Document except (a) for recordings and filings in connection with the Liens granted to the Administrative Agent under the Security Agreement, (b) those obtained or made on or prior to the Closing Date and (c) those which, if not obtained or made, would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
5.04    Binding Effect.
This Agreement has been, and each other Loan Document to which the Company is a party, when delivered hereunder, will have been, duly executed and delivered by the Company. This Agreement constitutes, and each other Loan Document to which the Company is a party when so delivered, and when executed and delivered by the other parties thereto, will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws or other Laws affecting creditors’ rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at Law.
5.05    Financial Statements; No Material Adverse Effect.
(a)    The Audited Financial Statements (beginning with the fiscal year ended December 31, 2013) (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of Borrower Parent as of the date thereof and its results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Borrower Parent as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
(b)    The unaudited consolidated balance sheet of Borrower Parent dated as of the most recently completed fiscal quarter of Borrower Parent, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of Borrower Parent as of the date thereof and its results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments; it being understood that no such representation is made in relation to any consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended September 30, 2013 because no such consolidated statements of income or operations, shareholders’ equity and cash flows have been prepared for such fiscal quarter.
(c)    Since the date of the Audited Financial Statements, or if prior to the furnishing of the first Audited Financial Statements pursuant to Section 6.01(a), since September 30, 2013, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect (not including any Collateral Value Condition).
5.06    Litigation.
As of the Closing Date, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or against any of its properties or revenues. As of any date after the Closing Date, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or against any of its properties or revenues that either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
5.07    No Default.
The Company has no Contractual Obligations other than (A) pursuant to (i) the Loan Documents, (ii) the Investment Advisory Agreement, (iii) the Sale Agreement and (iv) the purchase or sale of Collateral Assets as permitted under the Loan Documents, or, in each case, Contractual Obligations that are incidental thereto, and (B) as indicated in Schedule 5.07 (as such Schedule may be updated from time to time by written agreement of the Company and the Administrative Agent). The Company is not in default in any material respect under or with respect to any Contractual Obligation. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
5.08    Liens.
The property of the Company is subject to no Liens other than Permitted Liens.

5.09    Taxes.
(a)    The Company and the Borrower Parent have filed all Federal, state and other material tax returns and reports required to be filed, and have paid or caused to be paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable by them, except those which are being contested in good faith by appropriate proceedings diligently conducted or where such filings or payments are not material. There is no material tax assessment proposed in writing against the Company or the Borrower Parent. Neither the Company nor the Borrower Parent is party to any tax sharing agreement.
(b)    For U.S. federal income tax purposes (i) Borrower is a disregarded entity and Borrower Parent is its sole owner, and (ii) Borrower Parent is a U.S. Person.
5.10    ERISA Matters.
(i) Neither the Company nor any ERISA Affiliate of the Company has incurred or could be subjected to any liability under Title IV of ERISA or Section 4975 of the Code (other than for premiums due) or maintains or contributes to, or is or has been required to maintain or contribute to, any Plan, except as could not reasonably be expected to have a Material Adverse Effect, and (ii) the Company does not, nor is deemed to, hold Plan Assets.
5.11    Equity Interests.
All Equity Interests of the Company are duly and validly issued. There are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Equity Interests. All Equity Interests of the Company are owned by Borrower Parent.
5.12    Margin Regulations; Investment Company Act.
(a)    No Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.
(b)    None of the Company or any Person Controlling the Company is or is required to be registered as an “investment company” under the Investment Company Act.
5.13    Disclosure.
The Company has made available to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it is subject, and has disclosed all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect (other than a Collateral Value Condition). No report, financial statement, certificate or other information furnished (whether orally or in writing) by or on behalf of the Company or the Borrower Parent to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, (i) with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation, and (ii) with respect to information furnished by the Company which was provided to the Company from an obligor or another third party with respect to a Collateral Asset, such information need only be true, correct and complete to the knowledge of the Company.
5.14    Compliance with Laws.
The Company is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted.
5.15    Taxpayer Identification Number; Other Identifying Information.
The true and correct U.S. taxpayer identification number of the Borrower (if any) and that of the Borrower Parent are set forth on Schedule 5.15. The Borrower’s exact legal name at the date of this Agreement and any prior legal names, and the Borrower’s, jurisdiction of organization, organizational identification number, registered office, and the place of business of Investment Adviser, or if Investment Adviser has more than one place of business, Investment Adviser’s chief executive office, in each case at the date of this Agreement and for the four months immediately preceding the date of this Agreement are, in each case, as set forth in are set forth on Schedule 5.15.
5.16    OFAC.
Neither the Borrower or, to the knowledge of the Borrower, any director, officer, employee, agent, or Affiliate (other than an Excluded Affiliate) thereof is an individual or entity currently the subject of any Sanctions, nor is the Borrower located, organized or resident in a Designated Jurisdiction.
ARTICLE VI
AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied the Company shall:
6.01    Financial Statements.
Deliver (including by causing the Borrower Parent to deliver) to the Administrative Agent for further distribution to each Lender, in form and detail reasonably satisfactory to the Administrative Agent:

(a)    as soon as available, but in any event within 90 days after the end of each fiscal year of Borrower Parent (beginning with the fiscal year ended December 31, 2013), a consolidated balance sheet of Borrower Parent as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in net assets, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower Parent to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower Parent;
(b)    as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Borrower Parent (commencing with the first full fiscal quarter ended after the Closing Date), a consolidated balance sheet of Borrower Parent as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of Borrower Parent’s fiscal year then ended, and the related consolidated statements of changes in net assets, and cash flows for the portion of the Borrower Parent’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, certified by the chief executive officer, chief financial officer, treasurer or controller of Borrower Parent as fairly presenting the financial condition, results of operations, net assets and cash flows of Borrower Parent in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;
(c)    as soon as available and in any event not later than the last Business Day of the calendar month following each monthly accounting period (ending on the last day of each calendar month) of the Borrower, the Net Asset Value and, upon the request of the Administrative Agent, supporting calculations thereof, in each case, of the Borrower, as at the last day of such accounting period;
(d)    promptly following any request therefor, (I) such other information regarding the operations, business affairs and financial condition of the Borrower or compliance with the terms of this Agreement and the other Loan Documents or (II) to the extent reasonably related to the operations, business affairs or financial condition of the Borrower or the compliance with the terms of this Agreement and the other Loan Documents and to the extent permitted under applicable Law, such other information regarding the Borrower Parent, Investment Adviser or Investment Adviser Parent, in each case as the Administrative Agent or any Lender may reasonably request.

6.02    Certificates; Other Information.
Deliver, or cause the Borrower Parent to deliver, to the Administrative Agent for further distribution to each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
(a)    promptly upon receipt thereof, copies of all significant reports (excluding routine, periodic reports) submitted by the Borrower Parent’s independent public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Borrower Parent delivered by such accountants to the management or board of directors of the Borrower Parent;
(b)    concurrently with the delivery of any of the financial statements or monthly report referred to in Section 6.01, a duly completed Compliance Certificate signed by the president or a vice president of Borrower Parent or Borrower, as applicable (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);
(c)    concurrently with any delivery of the financial statements referred to in Section 6.01, a duly completed Compliance Certificate signed by the president or vice president of Borrower Parent or Borrower, as applicable (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes) (i) certifying as to whether the Borrower has knowledge that a Default has occurred and, if a Default has occurred, specifying the details thereof and any actions taken or proposed to be taken with respect there to, (ii) stating whether any change in GAAP as applied by (or in the application of GAAP by) the Borrower or Borrower Parent has occurred since the date of the last audited financial statements referred to in Section 6.01(a) and if, any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
(d)    promptly, and in any event within five Business Days after receipt thereof by Borrower, Borrower Parent, Investment Adviser or Investment Adviser Parent, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any such entity that is materially likely to proceed; provided that such investigation, possible investigation or other inquiry could reasonably be expected to have a material adverse impact on Investment Adviser or on the ability of Investment Adviser to perform its obligations under the Investment Advisory Agreement;
(e)    promptly, such additional information regarding the business, financial or corporate affairs of the Company, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
Documents required to be delivered pursuant to Sections 6.01(a), 6.01(b) and 6.02  may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which (i) Borrower Parent posts such documents, or provides a link thereto on the website listed on Schedule 10.02, (ii)  such documents are posted on Borrower Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), including via EDGAR, or (iii)  the Company provides to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; provided that: the Company shall use commercially reasonable efforts to notify the Administrative Agent (by facsimile or electronic mail) of the posting pursuant to clause (i) and (ii) above of any such documents, and the Administrative Agent hereby agrees that it shall use commercially reasonable efforts to post such documents received pursuant to clause (iii) above on the Company’s behalf to a commercial, third-party or other website sponsored by the Administrative Agent and notify the Lenders of such posting. The Administrative Agent shall have no obligation to request the delivery or to maintain any copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrower or Borrower Parent hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on DebtDomain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Borrower shall be deemed to have authorized the Administrative Agent, the Arranger and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
6.03    Notices.
Promptly notify, or cause the Borrower Parent to promptly notify, the Administrative Agent:
(a)    upon a Responsible Officer of the Company obtaining knowledge of the occurrence of any Default;
(b)    of the occurrence of any of the following matters that has resulted or could reasonably be expected to result in a Material Adverse Effect (other than a Collateral Value Condition): (i) any material breach or non-performance of, or any default under, a Contractual Obligation of the Company or Borrower Parent; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or Borrower Parent and any Governmental Authority; (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or Borrower Parent; or (iv) any other matter that has resulted or could reasonably be expected to result in a Material Adverse Effect (other than a Collateral Value Condition); and
(c)    of any material change in accounting policies or financial reporting practices by the Company or Borrower Parent.
Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.04    Payment of Obligations.
Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all material Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company; (b) all material lawful claims which, if unpaid, would by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company; and (c) all material Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.
6.05    Preservation of Existence, Etc.
(a)    To the maximum extent permitted pursuant to applicable Laws, preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05 and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.06    [RESERVED].
6.07    Further Assurances.
At any time or from time to time upon the reasonable request of the Administrative Agent, Borrower shall execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of this Agreement or the other Loan Documents and to provide for payment of the Loans made hereunder, with interest thereon, in accordance with the terms of this Agreement.

6.08    Compliance with Laws.
Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted.
6.09    Books and Records.
(a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Company.
6.10    Inspection Rights.
Permit representatives and independent contractors of each Lender (at the sole cost and expense of such Lender) and the Administrative Agent to visit and inspect any of its properties (or to the extent reasonably necessary or appropriate to examine records relating to the Collateral, the Loan Documents or the Investment Advisory Agreement, the properties of Investment Adviser, Borrower Parent or Investment Adviser Parent), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts relating to the Collateral, or to the operations of the Borrower under or compliance by the Borrower with the terms of the Loan Documents or the Investment Advisory Agreement, with its directors, officers and independent public accountants or Investment Adviser, at such reasonable times during normal business hours, upon reasonable advance notice to the Company and at the expense of the Company; provided, however, that (x) when an Event of Default exists the Administrative Agent (or any Lender (or any of their respective representatives or independent contractors)) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice and (y) for so long as no Event of Default has occurred and is continuing, the Company shall be obligated in any fiscal year to reimburse the Administrative Agent only for the expense of the first such audit and/or appraisal pursuant to this Section 6.10 in such fiscal year.
6.11    Use of Proceeds.
Use the proceeds of the Credit Extensions solely for Permitted Uses.
6.12    Approvals and Authorizations.
Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which the Company is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in connection with the Loan Documents, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.13    Special Purpose Entity Requirements.
Conduct at all times its business and operations in accordance with the Special Purpose Entity Requirements and the provisions of Section 1.07 of the Limited Liability Company Agreement, maintain at all times 100% ownership of all Equity Interests of the Company by Borrower Parent.
6.14    Security Interest.
Maintain a perfected security interest in the Collateral for the benefit of the Lenders, their successors, transferees and assigns so long as this Agreement is in effect.
6.15    ERISA Matters.
Do, or cause to be done, all things necessary to ensure that it will not be deemed to hold Plan Assets at any time.
6.16    Offering Materials.
Consult (with reasonable prior notice) with the Administrative Agent on the form of any disclosure or description of the Lenders or the Loan Documents to be included in offering materials for the initial public offering of securities of the Borrower Parent.
ARTICLE VII
NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Company shall not, directly or indirectly:
7.01    Liens.
Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than Permitted Liens.
7.02    Investments.
Own any Structured Finance Obligation.
7.03    Indebtedness; Bank Accounts.
Create, incur, assume or suffer to exist any Indebtedness, except Indebtedness under the Loan Documents, or open or establish any bank accounts except as contemplated by the Collateral Administration Agreement.
7.04    Fundamental Changes.
Merge, dissolve, liquidate, wind-up, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; without at least 30 days’ prior written notice to the Administrative Agent, change (or allow Investment Adviser to change) any of the information in Schedule 5.15; or amend, alter, change or supplement its Organization Documents unless the Administrative Agent has consented thereto in writing.
7.05    Sale of Collateral Assets.
Sell, assign, transfer, convey or otherwise dispose of any Collateral Asset unless, after giving effect to any such sale, assignment transfer, conveyance or disposition and any simultaneous prepayment of any Loan in accordance with Section 2.03, (i) based on the most recent Borrowing Base determination received from the Administrative Agent, no Borrowing Base Deficiency will exist and (ii) no Default would occur or be continuing after giving effect thereto; provided that, for the avoidance of doubt, the Borrower shall at all times be permitted to sell any Collateral Asset to an Approved Dealer in order to cure any Borrowing Base Deficiency so long as no Default would otherwise occur or be continuing after giving effect thereto.
7.06    Restricted Payments.
Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests, except that, so long as no Default shall have occurred and be continuing or would result therefrom, the Company may make distributions to Borrower Parent.
7.07    Transactions with Affiliates.
Enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms no less favorable to the Company as would be obtainable by the Company at the time in a comparable arm’s length transaction with a Person other than an Affiliate; and without limitation of the foregoing, the Company shall not purchase any Collateral Assets from Borrower Parent or other Relevant Affiliates other than in accordance with the terms and conditions of the Sale Agreement.
7.08    Burdensome Agreements.
Enter into any Contractual Obligation (other than this Agreement, any other Loan Document, the Sale Agreement or the Investment Advisory Agreement) that (a) limits the ability of the Company to create, incur, assume or suffer to exist Liens on property of the Company or (b) requires the grant of a Lien to secure an obligation of the Company if a Lien is granted to secure another obligation of the Company.
7.09    Use of Proceeds.
Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.10    Sanctions.
Directly or indirectly, use the proceeds of any Credit Extension, or lend or contribute such proceeds to any individual or entity, to fund any activities of or business with any individual, or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity participating in the transaction (whether as Lender, Arranger, Administrative Agent or otherwise) of Sanctions.
7.11    Special Purpose Entity Requirements.
(a) Conduct at any time its business or operations in contravention of the Special Purpose Entity Requirements, or
(b) Be party to any agreement under which it has any material obligation or liability (direct or contingent) without including customary “non-petition” provisions substantially similar to Section 10.20(b), other than with the consent of the Administrative Agent (not to be unreasonably withheld or delayed), provided however that such requirement shall not apply to agreements effecting the purchase and sale of any Collateral Asset which contain customary (as determined by the Investment Adviser) purchase or sale terms or which are documented using customary (as determined by the Investment Adviser) loan trading documentation, or to any credit agreements or related loan or bond documents to which the Company becomes party solely as a result of owning a Collateral Asset.
7.12    Investment Advisory Agreement and Sale Agreement Amendment.
Amend the Investment Advisory Agreement or Sale Agreement, other than an amendment that either (A) solely cures any ambiguity or manifest error in either agreement or (B) is an amendment to which the Administrative Agent has consented in writing (such consent not to be unreasonably withheld or delayed). The Borrower shall give reasonable prior notice to the Administrative Agent of any amendment to the Investment Advisory Agreement or Sale Agreement. For the avoidance of doubt, any ordinary course renewal of the Investment Advisory Agreement shall not require the consent of the Administrative Agent.
7.13    ERISA.
(a)    Maintain or contribute to, or agree to maintain or contribute to, or permit any ERISA Affiliate of the Company to maintain or contribute to or agree to maintain or contribute to, any Plan, except as could not reasonably be expected to have a Material Adverse Effect.
(b)    Hold Plan Assets.
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
8.01    Events of Default.
Any of the following shall constitute an Event of Default:

(a)    Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, (A) any amount of principal of any Loan, or (B) on the Maturity Date any interest on any Loan or any fee due hereunder, (ii) other than with respect to the Maturity Date, within two Business Days after the same becomes due, any interest on any Loan, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)    Borrowing Base Deficiency.    A Borrowing Base Deficiency exists and the Borrower fails to give written notice of its intent to cure or fails to actually cure the Borrowing Base Deficiency in accordance with Section 2.03(b); or
(c)    Specified Covenants. The Company fails to perform or observe in any material respect any covenant in Sections 6.11, 6.13, 6.15, 7.01, 7.03, 7.04, 7.07, 7.09, 7.11 or 7.13; or
(d)    Insolvency Proceedings, Etc. The Company institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of the Company or its Affiliates and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to the Company or to all or any material part of its property is instituted without the consent of the Company or its Affiliates and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
(e)    Other Defaults. The Company fails to perform or observe in a material respect any other covenant or agreement (not specified in subsection (a) through (d) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days following the Company’s receipt of written notice from the Administrative Agent; or
(f)    Borrower Certification. Any Borrower Certification proves to have been inaccurate when made; or
(g)    Representations and Warranties. Any representation, warranty, certification or statement of fact (other than a Borrower Certification) made or deemed made by or on behalf of the Company herein, in any other Loan Document, or in any document delivered in connection herewith or therewith (I) to the extent already qualified with respect to “material” matters or “Material Adverse Effect”, shall prove to have been incorrect or misleading when made or deemed made and (II) to the extent not already qualified with respect to “material” matters or “Material Adverse Effect”, shall prove to have been incorrect or misleading in a material respect when made or deemed made, and in each case such representation is, in the reasonable determination of the Administrative Agent, either (A) not capable of cure or (B) capable of cure but not cured within 30 days following notice; or
(h)    Security Interest Failure. (A) The Administrative Agent fails for any reason to have a perfected security interest in any Collateral in accordance with the terms of the Security Agreement

(“Affected Collateral”) and either (i) such failure is not due to error of the Collateral Administrator or (ii) such failure is due to error of the Collateral Administrator and such failure continues for 3 days following notice, and (B) the aggregate Current Market Value of such Affected Collateral is more than $100,000;
(i)    Credit Triggers. Any Credit Trigger shall occur; or
(j)    Invalidity of Loan Documents. Any material obligation of the Company or its Affiliates under any Loan Document at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Company or any Affiliate (including any Responsible Officer thereof) contests in any manner the validity or enforceability of any material provision of any Loan Document; or the Company denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any material provision of any Loan Document.
8.02    Remedies Upon Event of Default.
If any Event of Default occurs and is continuing, the Administrative Agent shall at the request of the Required Lenders (or may with the consent of the Required Lenders) take any or all of the following actions:
(a)    declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; or
(c)    deliver a notice of exclusive control in relation to the Collateral Account and give instructions to the Collateral Administrator in relation thereto under the provisions of the Security Agreement, and may (in addition to all other rights and remedies under the Loan Documents and/or of a secured party under the UCC and other legal or equitable remedies) realize upon the Collateral, and/or may immediately sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof, subject to, and in accordance with the terms of the Security Agreement (including, without limitation, Section 6.5 thereof); and
(d)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

8.03    Application of Funds.
After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.12, and subject to any prior claims of the Collateral Administrator under the Security Agreement, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of external counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of external counsel to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.
ARTICLE IX
ADMINISTRATIVE AGENT
9.01    Appointment and Authority.
Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders and the Company shall have no rights as third party beneficiary of any such provisions, except that that the Company shall be entitled to rely on and enforce the provisions of Sections 9.06 and 9.10. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
9.02    Rights as a Lender.
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03    Exculpatory Provisions.
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents or those rights and powers that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own bad faith, gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Company or a Lender.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04    Reliance by Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05    Delegation of Duties.
The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent. The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that such sub-agents were not appointed with due care or a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with bad faith, gross negligence or willful misconduct in the selection of such sub-agents.
9.06    Resignation of Administrative Agent.

(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, if no Event of Default exists or is continuing upon the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed), and if an Event of Default exists and is continuing in consultation with the Company, to appoint a successor, which at all times shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, in consultation with the Company, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section) . The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

9.07    Non-Reliance on Administrative Agent and Other Lenders.
Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
9.08    No Other Duties, Etc.
Anything herein to the contrary notwithstanding, none of the Book Manager or Arranger listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
9.09    Administrative Agent May File Proofs of Claim.
In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Company, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09 and 10.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
9.10    Collateral Matters.
Without limiting the provisions of Section 9.09, the Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,
(a)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders; and
(b)    to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i).
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property pursuant to this Section 9.10.
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by the Company in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
ARTICLE X
MISCELLANEOUS
10.01    Amendments, Etc.
No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company therefrom, shall be effective unless in writing signed by the Required Lenders and the Company and acknowledged by the Administrative Agent (the “Required Approvals”), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that in addition to receiving such Required Approvals no such amendment, waiver or consent shall:
(a)    waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(c)    postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(d)    reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (ii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;
(e)    change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; or
(f)    change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
10.02    Notices; Effectiveness; Electronic Communication.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Company or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Company).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon sending, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY,

FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s or the Administrative Agent’s transmission of Borrower Materials through the Internet.
(d)    Effectiveness of Facsimile of Electronic Mail Documents. Loan Documents may be transmitted by facsimile or electronic mail. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on the Company, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or electronic mail document or signature.
(e)    Change of Address, Etc. The Borrower and the Administrative Agent may change its address, electronic mail address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, electronic mail address, facsimile or telephone number for notices and other communications hereunder by notice to the Company and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its securities for purposes of United States Federal or state securities laws.
(f)    Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Committed Loan Notices) believed in good faith to be given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice believed in good faith to be given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
10.03    No Waiver; Cumulative Remedies; Enforcement.
No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Company shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.11), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Company under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
10.04    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Company shall pay (i) all reasonable and documented out‑of‑pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out‑of‑pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), and (iii) all fees and time charges for attorneys who may be employees of the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)    Indemnification by the Company. The Company shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Company) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing (including without limitation any such claim, litigation or proceeding arising from any sale or distribution of securities by the Borrower or Borrower Parent), whether based on contract, tort or any other theory, whether brought by a third party or by the Company, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the fraud, gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Company against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (z) result from a claim, litigation, investigation or proceeding solely between Indemnitees and not involving the Company. Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. The Company shall not have any liability hereunder to any Indemnitee to the extent an Indemnitee effects any settlement of a matter that is (or could be) subject to indemnification hereunder without the prior written consent of the Company, such consent not to be unreasonably withheld.
(c)    Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided further that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent).

The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.10(d).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Person party hereto shall assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any such Person party hereto or Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)    Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(f)    Sufficiency of Remedies.
Borrower hereby acknowledges that (i) any and all claims, damages and demands against any Lender or the Administrative Agent arising out of, or in connection with, the exercise by such Person of any of such Person’s rights or remedies, as a secured party, under the Facility following an Event of Default can be sufficiently and adequately remedied by monetary damages, (ii) no irreparable injury will be caused to the Borrower or the Investment Adviser as a result of, or in connection with, any such claims, damages or demands, and (iii) no equitable or injunctive relief shall be sought by the Borrower or the Investment Adviser as a result of, or in connection with, any such claims, damages or demands.
(g)    Survival. The agreements in this Section and the indemnity provisions of Section 10.02(f) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
10.05    Payments Set Aside.
To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any Lender, or the Administrative Agent any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.06    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;
(iii)    Required Consents. No consent shall be required for any syndication and/or assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed, unless the Borrower establishes that such syndication or assignment would impose additional costs or obligations on the Borrower or the Investment Adviser, in which case such consent shall be in the sole discretion of Borrower unless Borrower is compensated to its satisfaction for any such costs or obligations) shall be required in the event that Bank of America, in its capacity as initial Lender, proposes to syndicate or assign all or a portion of its rights and obligations under this Agreement, or any subsequent Lender proposes to assign all or a portion of its rights and obligations under this Agreement, unless an Event of Default has occurred and is continuing at the time of such syndication or assignment; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) days after having received notice thereof; and provided, further, that the Borrower shall use reasonable efforts to cooperate with the Lenders in connection with obtaining any rating for the Facility from a rating agency, it being understood and agreed that the Borrower shall not be responsible for any costs or expenses in connection with obtaining any such rating.
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to the Company or any of the Company’s Affiliates, (B) to any Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) to a natural Person (any such Person described in clause (A), (B) or (C), a “Disqualified Lender”). Any purported assignment to any Disqualified Lender will be of no force and effect.
(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a Disqualified Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Company agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (subject to the limitations and requirements therein, including the requirements of Section 3.01(e); it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation and the same greater payment would also have applied to the relevant Lender. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.11 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document)

to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
Notwithstanding anything to the contrary set forth herein or in any other Loan Document, each Lender hereunder, and each Participant, must at all times be a “qualified purchaser” as defined in the Investment Company Act (a “Qualified Purchaser”). Accordingly:
(i)    each Lender represents to the Borrower, (A) on the date that it becomes a party to this Agreement (whether by being a signatory hereto or by entering into an Assignment and Assumption) and (B) on each date on which it makes a Credit Extension hereunder, that it is a Qualified Purchaser;
(ii)    each Lender agrees that it shall not assign, or grant any participations in, any of its rights or obligations under this Agreement to any Person unless such Person is a Qualified Purchaser; and
(iii)    the Borrower agrees that, to the extent it has the right to consent to any assignment or participation herein, it shall not consent to such assignment or participation hereunder unless it reasonably believes that the assignee or participant is a Qualified Purchaser at the time of such assignment or participation and that such assignment or participation will not cause the Borrower or the pool of Collateral to be required to register as an investment company under the Investment Company Act.
10.07    Treatment of Certain Information; Confidentiality.
Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan

Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 10.01 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any of the Borrower and their obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Company or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Company or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Company. “Information” means all information received from the Company relating to the Company, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Company and any obligors in respect of the Collateral Assets, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
10.08    Right of Setoff.
If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Company may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.12 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the

Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.09    Interest Rate Limitation.
Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10    Counterparts; Integration; Effectiveness.
This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
10.11    Survival of Representations and Warranties.
All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid.

10.12    Severability.
If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.
10.13    Replacement of Lenders.
If the Company is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Company shall have paid to the Administrative Agent the assignment fee (if any) to the extent required by the Administrative Agent pursuant to Section 10.06(b);
(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)    such assignment does not conflict with applicable Laws; and
(e)    in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.
10.14    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY OTHER PARTY HERETO OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW,

THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
10.15    Waiver of Jury Trial.
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.16    No Advisory or Fiduciary Responsibility.
In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Company acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent the Arranger, and the Lenders are arm’s-length commercial transactions between the Company and its Affiliates, on the one hand, and the Administrative Agent, the Arranger and the Lenders, on the other hand, (B)  the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Company is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, the Arranger nor any Lender has any obligation to the Company or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arranger and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its Affiliates, and neither the Administrative Agent, the Arranger nor any Lender has any obligation to disclose any of such interests to the Company or any of its Affiliates. To the fullest extent permitted by law, each of the

Company hereby waives and releases any claims that it may have against the Administrative Agent, the Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.17    Electronic Execution of Assignments and Certain Other Documents.
The words “execute,” “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
10.18    USA PATRIOT Act.
Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
10.19    Compliance with Laws.
Borrower acknowledges that Bank of America’s obligations hereunder shall be subject to all Laws and, without limitation, the Loan Documents shall not limit the ability of Bank of America to take any actions that it determines, in the exercise of its sole discretion, to be necessary or advisable to comply fully and prudently with any Law, including without limitation any regulatory margin requirement.
10.20    Non-Recourse Obligations; No Petition.
(a)    Each Lender and the Administrative Agent covenants and agrees that the obligations of the Borrower under this Agreement are limited recourse obligations of the Borrower, payable solely from the Collateral in accordance with the terms of the Loan Documents, and, following realization of the Collateral, any claims of the Lenders and the Administrative Agent and all obligations of the Borrower shall be extinguished and shall not thereafter revive. It is understood that the foregoing provisions of this Section 10.20(a) shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral, or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by this Agreement until the Collateral has been realized, whereupon any outstanding indebtedness or obligation shall be extinguished and shall not thereafter revive. For the avoidance of doubt, this Section 10.20(a) shall not limit or prejudice the rights of the Lenders in respect of any obligation of any Affiliate of the Borrower under any Loan Document or otherwise.
(b)    Each of the parties hereto (other than the Borrower) covenants and agrees that, prior to the date that is one year and one day (or, if longer, any applicable preference period and one day) after the payment in full of all Obligations, no party hereto shall institute against, or join any other Person in instituting against, the Borrower any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under any federal, state or foreign bankruptcy or similar law.
The provisions of this Section 10.20 shall survive the termination of this Agreement.
10.21    Time of the Essence.
Time is of the essence of the Loan Documents.
10.22    Judgment Currency.
If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
ACSF FUNDING I, LLC
By: American Capital ACSF Management, LLC, its designated manager
By: /s/ Samuel A. Flax
Name: Samuel A. Flax
Title: Executive Vice President and Secretary

BANK OF AMERICA, N.A., as
Administrative Agent
By: /s/ Allen D. Shifflet
Name: Allen D. Shifflet
Title: Managing Director

BANK OF AMERICA, N.A., as a Lender
By: /s/ Allen D. Shifflet
Name: Allen D. Shifflet
Title: Managing Director

SCHEDULE 2.01
COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Total Commitment	Applicable Percentage
Bank of America, N.A.	$140,000,000	100.000000000%

Total	$140,000,000	100.000000000%

Schedule 2.01

SCHEDULE 5.07
CERTAIN CONTRACTUAL OBLIGATIONS
None.

Schedule 5.07

SCHEDULE 5.15

IDENTIFICATION INFORMATION OF
BORROWER AND BORROWER PARENT

Legal Name:	ACSF Funding I, LLC
Identification Number:
Jurisdiction of Organization:
Registered Office:

Place of Business
Former Legal Name:	None
Investment Adviser Place of Business/ Chief Executive Office:
U.S. Taxpayer Identification Number (Borrower)
U.S. Taxpayer Identification Number (Borrower Parent)

Schedule 5.15

SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES
COMPANY:
ACSF Funding I, LLC
2 Bethesda Metro Center, 14th Floor
Bethesda, MD 20814
Attn: Secretary

ADMINISTRATIVE AGENT:
Administrative Agent’s Office
(for payments and Requests for Credit Extensions):

Bank of America, N.A.
Street Address: 101 S Tryon Street
Mail Code: NC1-002-15-61
Charlotte, NC 28255
Attention: Bank of America Credit Services
Telephone:
Facsimile No:
Electronic Mail:
Payment Instructions
USD
Bank of America, N.A.
ABA#:
Corporate Credit Services
Acct.
Reference:

1

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date: ___________, _____
To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of December __, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among ACSF Funding I, LLC, a limited liability company organized under Delaware law (the “Company”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.
The Investment Adviser, on behalf of the Company, hereby requests (select one):

☐ A Borrowing of Committed Loans	☐ A conversion or continuation of Loans
1.    On      (a Business Day).
2.    In the amount of $    .
3.    Comprised of         .

        [Type of Committed Loan requested]
4.    For Eurocurrency Rate Loans: with an Interest Period of [one / three] months.
The Committed Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.
After giving effect to such Committed Borrowing (which, for the avoidance of doubt, does not include any conversion or continuation of Loans): (A) (i) no Borrowing Base Deficiency will exist and (ii) no Default would occur or be continuing, in each case based on the most recent Borrowing Base determination received from the Administrative Agent and (B) in the case of any Loan, the proceeds of such Loan will be used solely for Permitted Uses.
To the knowledge of the undersigned, the representations and warranties of the Company contained in Article V of the Agreement, and any representations and warranties of the Company that are contained in any document furnished at any time under or in connection with the Loan Documents, (I) to the extent already qualified with respect to “material” matters or “Material Adverse Effect”, are true and correct on and as of the date hereof and (II) to the extent not already qualified with respect to “material” matters or “Material Adverse Effect”, are true and correct on and as of the date hereof in all material respects, except to the extent that such representations and warranties

A-1
Form of Committed Loan Notice

specifically refer to an earlier date, in which case they are true and correct (in all material respects, as applicable) as of such earlier date, and the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Agreement.
To the knowledge of the undersigned, since the date of the last year-end audited financial statements required by Section 6.01(a) of the Agreement, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect (other than a Collateral Value Condition).
[Remainder of page intentionally left blank.]

A-1
Form of Committed Loan Notice

[BORROWER INVESTMENT ADVISER]
By:
Name:
Title:

A-1
Form of Committed Loan Notice

EXHIBIT B

FORM OF NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of December __, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among ACSF Funding I, LLC, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.
The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Committed Loan is denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.
[Remainder of page intentionally left blank.]

Form of Note

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
ACSF FUNDING I, LLC
By: American Capital ACSF Management, LLC, its designated manager
Name:
Title:

Form of Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Form of Note

EXHIBIT C-1
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.
1.    Assignor[s]:    ______________________________

______________________________
Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]: ______________________________

______________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

C-1 - 1
Form of Assignment and Assumption

3.    Borrower:    ACSF Funding I, LLC

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Credit Agreement, dated as of December __, 2013, among ACSF Funding I, LLC, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent

6.    Assigned Interest:

Assignor[s]	Assignee[s]	Aggregate Amount of Commitment for all Lenders	Amount of Commit-ment Assigned	Percentage Assigned of Commitment

		$________________	$_________	____________%
		$________________	$_________	____________%
		$________________	$_________	____________%
[7.    Trade Date:    __________________]
Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR[S]

[NAME OF ASSIGNOR]

By: _____________________________
Title:

[NAME OF ASSIGNOR]

By: _____________________________
Title:

ASSIGNEE[S]

[NAME OF ASSIGNEE]

By: _____________________________
Title:

C-1 - 2
Form of Assignment and Assumption

[NAME OF ASSIGNEE]

By: _____________________________
Title:

Consented to and Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By: _________________________________
Title:

ACSF FUNDING I, LLC, as Borrower

By: American Capital ACSF Management, LLC,
its designated manager

By: _________________________________
Title:

C-1 - 3
Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
[___________________]
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1.    Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest and (vii) it is not a Disqualified Lender; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

C-1 - 4
Form of Assignment and Assumption

THE ASSIGNEE, BY CHECKING THE BOX BELOW, (I) ACKNOWLEDGES THAT IT IS REQUIRED TO BE A QUALIFIED PURCHASER FOR PURPOSES OF THE INVESTMENT COMPANY ACT AT THE TIME IT BECOMES A LENDER AND ON EACH DATE ON WHICH A CREDIT EXTENSION IS MADE UNDER THE CREDIT AGREEMENT AND (II) REPRESENTS AND WARRANTS TO THE ASSIGNOR, THE BORROWER AND THE ADMINISTRATIVE AGENT THAT THE ASSIGNEE IS A QUALIFIED PURCHASER:
☐    BY CHECKING THIS BOX, THE ASSIGNEE REPRESENTS AND WARRANTS THAT IT IS A QUALIFIED PURCHASER.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

C-1 - 5
Form of Assignment and Assumption

EXHIBIT C-2

FORM OF ADMINISTRATIVE QUESTIONNAIRE

1.Borrower or Deal Name __________________________________________________________________
E-mail this document with your commitment letter to: ______________________________________________
E-mail address of recipient: ____________________________________________________________________

2. Legal Name of Lender of Record for Signature Page: __________________________________________
Markit Entity Identifier (MEI) # ______________________________________________________________
Fund Manager Name (if applicable) ___________________________________________________________
Legal Address from Tax Document of Lender of Record:
Country _________________________________________________________________________________
Address _________________________________________________________________________________
City ________________________________ State/Province________________ Country ________________

3. Domestic Funding Address:                4. Eurodollar Funding Address:
Street Address         Street Address
Suite/ Mail Code             Suite/ Mail Code
City State             City State
Postal Code Country              Postal Code Country
5. Credit Contact Information:
Syndicate level information (which may contain material non-public information about the Borrower and its related parties or their respective securities will be made available to the Credit Contact(s).  The Credit Contacts identified must be able to receive such information in accordance with his/her institution's compliance procedures and applicable laws, including Federal and State securities laws.
Primary Credit Contact:
First Name    ________________________________________________________________________
Middle Name    ________________________________________________________________________
Last Name    ________________________________________________________________________
Title    ________________________________________________________________________
Street Address    ________________________________________________________________________
Suite/Mail Code    ________________________________________________________________________
City    ________________________________________________________________________
State    ________________________________________________________________________
Postal Code    ________________________________________________________________________
Country    ________________________________________________________________________
Office Telephone #    ________________________________________________________________________
Office Facsimile #    ________________________________________________________________________
Work E-Mail Address    ________________________________________________________________________

C – 2 - 1
Form of Administrative Questionnaire

IntraLinks/SyndTrak
E-Mail Address    ________________________________________________________________________

Secondary Credit Contact:
First Name    ________________________________________________________________________
Middle Name    ________________________________________________________________________
Last Name    ________________________________________________________________________
Title    ________________________________________________________________________
Street Address    ________________________________________________________________________
Suite/Mail Code    ________________________________________________________________________
City    ________________________________________________________________________
State    ________________________________________________________________________
Postal Code    ________________________________________________________________________
Country    ________________________________________________________________________
Office Telephone #    ________________________________________________________________________
Office Facsimile #    ________________________________________________________________________
Work E-Mail Address    ________________________________________________________________________
IntraLinks/SyndTrak
E-Mail Address        ________________________________________________________________________
Primary Operations Contact:         Secondary Operations Contact:
First      MI Last First      MI Last ________________
Title           Title
Street Address ___ Street Address
Suite/ Mail Code ___ Suite/ Mail Code
City State ___ City State
Postal Code Country ___ Postal Code Country
Telephone Facsimile ___ Telephone Facsimile
E-Mail Address              E-Mail Address
IntraLinks/SyndTrak E-Mail IntraLinks/SyndTrak E-Mail
Address                  Address
Does Secondary Operations Contact need copy of notices? ___YES ___ NO
Letter of Credit Contact:         Draft Documentation Contact or Legal Counsel:
First      MI Last First      MI Last _________________
Title           Title
Street Address Street Address
Suite/ Mail Code Suite/ Mail Code
City State City State
Postal Code Country Postal Code Country
Telephone Facsimile Telephone Facsimile
E-Mail Address              E-Mail Address

PLEASE CHECK IF YOU CAN FUND IN THE CURRENCIES REQUIRED FOR THIS TRANSACTION LISTED BELOW:
___ US DOLLAR ___                 ___         ___

C – 2 - 2
Form of Administrative Questionnaire

___ US DOLLAR ___                 ___         ___
___ US DOLLAR ___                 ___         ___

PLEASE CHECK IF YOU CAN FUND IN THE JURISDICTIONS LISTED BELOW:
___ ___                 ___         ___
___ ___                 ___         ___
___ ___                 ___         ___

6. Lender’s Fed Wire Payment Instructions:
Pay to:
Bank Name
ABA #
City                      State
Account #
Account Name
Attention

7. Lender’s Standby Letter of Credit, Commercial Letter of Credit, and Bankers’ Acceptance Fed Wire Payment Instructions (if applicable):
Pay to:
Bank Name
ABA #
City                      State
Account #
Account Name
Attention

C – 2 - 3
Form of Administrative Questionnaire

Can the Lender’s Fed Wire Payment Instructions in Section 6 be used? ___YES ___ NO

8. Lender’s Organizational Structure and Tax Status
Please refer to the enclosed withholding tax instructions below and then complete this section accordingly:
Lender Taxpayer Identification Number (TIN):    ___ ___ - ___ ___ ___ ___ ___
Tax Withholding Form Delivered to Bank of America (check applicable one):
___ W-9 ___ W-8BEN ___ W-8ECI      W-8EXP           W-8IMY
Tax Contact:
First      MI Last ______________
Title
Street Address
Suite/ Mail Code
City State
Postal Code Country ________
Telephone Facsimile
E-Mail Address

C – 2 - 4
Form of Administrative Questionnaire

NON–U.S. LENDER INSTITUTIONS
1. Corporations:
If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).
A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.
2. Flow-Through Entities
If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.
Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.
U.S. LENDER INSTITUTIONS:
If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we require an original form W-9.
Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement. Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.
SEE ATTACHMENT A TO THIS FORM OF ADMINISTRATIVE QUESTIONNAIRE FOR ADDITIONAL GUIDANCE AND INSTRUCTIONS AS TO WHERE TO SUBMIT THIS DOCUMENTATION.

10. Bank of America’s Payment Instructions:
Pay to:    Bank of America, N.A.
ABA # 026009593
New York, NY
Account #
Attn: Corporate Credit Services
Ref: Name of Facility

C – 2 - 5
Form of Administrative Questionnaire

ATTACHMENT A

C – 2 - 6
Form of Administrative Questionnaire

EXHIBIT D-1
FORM OF COMPLIANCE CERTIFICATE (BORROWER PARENT)

Compliance Certificate Date: ,
Financial Statement Date: ,

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of December __, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among ACSF Funding I, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.
The undersigned hereby certifies, as an officer and not in his/her individual capacity, as of the date hereof that he/she is the                              of American Capital Senior Floating, Ltd. (“Borrower Parent”), and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent in such capacity on the behalf of Borrower Parent, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1.    The Borrower Parent has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower Parent ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section. Such financial statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower Parent prepared in accordance with GAAP as at such date and for such period.
[Use following paragraph 1 for fiscal quarter-end financial statements]
1.    The Borrower Parent has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower Parent ended as of the above date. Such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Borrower Parent and its consolidated subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
[For all reports:]
[2.    The changes in GAAP as applied by (or in the application of GAAP) by the Borrower Parent or Borrower that have occurred since the date of the last audited financial statements required by Section 6.01(a) of the Agreement are listed below. For each change, the effect of such change on the financial statements described in Paragraph 1 is specified with such change:]

D - 1 - 1
Form of Compliance Certificate (Borrower Parent)

IN WITNESS WHEREOF, the undersigned has executed this Certificate as

of             ,         , in his/her capacity as an officer of Borrower Parent and not in his/her individual capacity.
AMERICAN CAPITAL SENIOR FLOATING, LTD.
By:
Name:
Title:

D - 1 - 2
Form of Compliance Certificate (Borrower Parent)

EXHIBIT D-2
FORM OF COMPLIANCE CERTIFICATE (BORROWER)

Financial Statement Date: ,

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of December __, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among ACSF Funding I, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.
The undersigned hereby certifies, as an officer and not in his/her individual capacity, as of the date hereof that he/she is the                              of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent in such capacity on the behalf of the Borrower, and that:
[Use following paragraph 1 for monthly reports]
[1.]    The Borrower has delivered the Net Asset Value and, if any, the supporting calculations thereof required by Section 6.01(c) of the Agreement for the month of the Borrower ended as of the above date. Such Net Asset Value and supporting calculations thereof are true, accurate and complete in every material respect.
[Use following paragraphs for annual reports]
[1].    The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the Borrower Parent’s annual financial statements.
[2].    A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its obligations under the Loan Documents in all material respects, and
[For all reports, select one:]
[to the knowledge of the undersigned, (i) during such fiscal period the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it including without limitation the covenants and conditions specified in Sections 6.13, 7.07 and 7.11 of the Agreement and (ii) no Default has occurred and is continuing.]
--or--

D - 2 - 1
Form of Compliance Certificate (Borrower Parent)

[to the knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
[For all annual reports or reports the end of each semi-annual fiscal period, select one:]

[2/3]. [The representations and warranties of the Company contained in Article V of the Agreement, and any representations and warranties of the Company that are contained in any document furnished at any time under or in connection with the Loan Documents, (I) to the extent already qualified with respect to “material” matters or “Material Adverse Effect”, are true and correct on and as of the date hereof and (II) to the extent not already qualified with respect to “material” matters or “Material Adverse Effect”, are true and correct on and as of the date hereof in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct (in all material respects, as applicable) as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered]
--or—

[The representations and warranties of the Company contained in Article V of the Agreement, and any representations and warranties of the Company that are contained in any document furnished at any time under or in connection with the Loan Documents are not true and correct in the following respects:]
IN WITNESS WHEREOF, the undersigned has executed this Certificate as

of             ,         , in his/her capacity as an officer of Borrower and not in his/her individual capacity.
ACSF FUNDING I, LLC
By: American Capital ACSF Management, LLC, its designated manager
Name:
Title:

D - 2 - 2
Form of Compliance Certificate (Borrower Parent)

EXHIBIT E-1
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of December __, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ACSF Funding I, LLC (the “Borrower”), and each Lender from time to time party thereto.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten-percent shareholder of the Borrower Parent within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower Parent as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. The undersigned shall furnish the Borrower and the Administrative Agent with any successor version of the IRS Form W-8BEN if and when such form is published.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

Form of U.S. Tax Compliance Certificate

EXHIBIT E-2

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of December __, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ACSF Funding I, LLC (the “Borrower”), and each Lender from time to time party thereto.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten-percent shareholder of the Borrower Parent within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower Parent as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. The undersigned shall furnish such Lender with any successor version of the IRS Form W-8BEN if and when such form is published.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

Form of U.S. Tax Compliance Certificate

EXHIBIT E-3

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of December __, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ACSF Funding I, LLC (the “Borrower”), and each Lender from time to time party thereto.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten-percent shareholder of the Borrower Parent within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower Parent as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. The undersigned shall furnish such Lender with any successor version of the IRS Form W-8IMY and any accompanying IRS Forms W-8IMY and/or W-8BEN if and when such forms are published.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

E - 3
Form of U.S. Tax Compliance Certificate

EXHIBIT E-4

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of December __, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ACSF Funding I, LLC (the “Borrower”), and each Lender from time to time party thereto.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten-percent shareholder of the Borrower Parent within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower Parent as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. The undersigned shall furnish the Administrative Agent and the Borrower with any successor version of the IRS Form W-8IMY and any accompanying IRS Forms W-8IMY and/or W-8BEN if and when such forms are published.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By: _______________________
Name: ________________________
Title: ________________________
DATE: ________ __, 20[ ]

Form of U.S. Tax Compliance Certificate

ANNEXES A-C

1

Annex A
Advance Rates

Asset Type	Advance Rates (subject to Adjustment Provisions below)
First Lien Bank Loans* which are Large Size Facility Assets and are not Special Situation Assets	80.0%
First Lien Bank Loans* which are Mid Size Facility Assets and are not Special Situation Assets	70.0%
Second Lien Bank Loans*	50.0%
Senior Secured Bonds*	50.0%
Senior Unsecured Bonds*	50.0%
First Lien Bank Loans* which are Large Size Facility Assets and are Special Situation Assets	70.0%
First Lien Bank Loans* which are Mid Size Facility Assets and are Special Situation Assets	60.0%
Any Collateral Asset that is not an Eligible Collateral Asset on the date of determination (including any Subordinated Bond, Senior Subordinated Bond or Defaulted Obligation)	0%
Disqualified Foreign Loans	0%
Non-Qualifying Assets	0%
*Excluding any Defaulted Obligation.

2

Annex B

ELIGIBILITY AND PORTFOLIO CRITERIA

1.    Eligibility Criteria. A Collateral Asset shall be an Eligible Collateral Asset for purposes of the Borrowing Base if:

a.
Such Collateral Asset is not a Defaulted Obligation and is a First Lien Bank Loan, Second Lien Bank Loan, Senior Secured Bond or Senior Unsecured Bond (and for the avoidance of doubt is not a Senior Subordinated Bond or Subordinated Bond);

b.	Such Collateral Asset is priced on each date by at least two independent sources (as evidenced by data from the applicable Pricing Source or as evidenced by quotes from at least two Approved Dealers);

c.	Such Collateral Asset is denominated in USD, in each case unless the Administrative Agent and Borrower shall, in their sole discretion, otherwise agree;

d.	Such Collateral Asset on the date first included as an Eligible Collateral Asset has a Current Market Value of at least 65% of its par value (in each case exclusive of accrued interest);

e.
Such Collateral Asset is freely transferable, including, without limitation, that (x) if such Collateral Asset is in the form of a security, no registration is required under the Securities Act (including pursuant to Regulation S or Rule 144A) or other applicable securities laws and (y) such Collateral Asset is not subject to any condition to or restriction on the ability of the holder thereof to sell, pledge, assign, or otherwise transfer such Collateral Asset or to exercise or enforce the provisions thereof or of any document related thereto whether set forth in such Collateral Asset itself or in any document related thereto, other than borrower or agent consents on customary terms (including without limitation that borrower consent may be unnecessary when certain events of default exist under the related loan documents) and disqualified lender lists;

f.	Such Collateral Asset is not a Structured Finance Security.

g.
Such Collateral Asset on the date first included as an Eligible Collateral Asset is either (i) rated “Caa3” or higher by Moody’s, rated “CCC-” or higher by “S&P” or rated “CCC-” or higher by Fitch or (ii) unrated by each of Moody’s, S&P and Fitch;

h.
Such Collateral Asset is not rated below “Caa3” by Moody’s, not rated below “CCC-” by S&P and not rated below “CCC-” by Fitch, is not a Defaulted Obligation, and has not become subject to any pay-in-kind or deferral of interest provision;

i.
The par amount of such Collateral Asset held in the Collateral Account does not exceed 10% of the then-current aggregate loan facility amount or bond issue amount, as applicable, corresponding to such Collateral Asset;

j.
Such Collateral Asset (i) if a First Lien Bank Loan, is a Mid Size Facility Asset or Large Size Facility Asset, (ii) if a Senior Secured Bond or Senior Unsecured Bond, is a Large Size Facility Asset and (iii) if a Second Lien Bank Loan, is either a Large Size Facility Asset or a Qualifying Second Lien Facility Asset; and

k.
Such Collateral Asset is an obligation of an obligor Domiciled (as determined by the Administrative Agent) in (i) the United States, (ii) Canada, (iii) any country in the European Union other than Greece or Portugal, (iv) Switzerland, (v) Australia, (vi) New Zealand or (vii) Iceland (each such country in (iii) through (vi), a “Designated Country”; provided that the Domicile of a Collateral Asset that has more than one issuer or obligor shall be the

3

country of the single issuer or obligor which, in the Administrative Agent’s good faith estimate generates the greatest portion of the operations and revenue that will be used for payment of the Collateral Asset (“Relevant Obligor Domicile”). At the request of the Investment Adviser from time to time, the Administrative Agent will consult with the Investment Adviser, following the Administrative Agent’s initial determination of the Relevant Obligor Domicile, as to whether such determination should be updated or revised.

4

2. Portfolio Criteria

a.
The Current Market Value of Eligible Collateral Assets with respect to a single obligor may not exceed 4% of the Aggregate Market Value, except that the Current Market Value of Eligible Collateral Assets with respect to a single obligor may be 5% with respect to 3 or fewer individual obligors;

b.	The Current Market Value of Eligible Collateral Assets with respect to a single obligor which are not First Lien Bank Loans may not exceed 2% of the Aggregate Market Value;

c.
The Current Market Value of Eligible Collateral Assets of obligors which are in a single S&P Industry Category may not exceed 12% of the Aggregate Market Value, except that the Current Market Value of Eligible Collateral Assets of obligors which are in a single S&P Industry Category may be up to 15% of the Aggregate Market Value with respect to three such S&P Industry Categories;

d.	The Current Market Value of Eligible Collateral Assets which are Mid Size Facility Assets may not exceed 10% of the Aggregate Market Value;

e.	No more than 20% of the Aggregate Market Value (based on Current Market Value of the relevant Eligible Collateral Assets) may consist of Eligible Collateral Assets that are Special Situation Assets;

f.	The aggregate commitment amount (funded and unfunded) of Eligible Collateral Assets which are revolving loan facilities may not exceed 3% of the Aggregate Market Value;

g.	The Current Market Value of Eligible Collateral Assets which are not First Lien Bank Loans may not exceed 20% of the Aggregate Market Value;

h.	The Current Market Value of Eligible Collateral Assets for which the obligors are Domiciled in any country other than the United States, in aggregate, may not exceed 20% of the Aggregate Market Value;

i.	The Current Market Value of Eligible Collateral Assets for which the obligors are Domiciled in Ireland, Italy, or Spain, in aggregate, may not exceed 5% of the Aggregate Market Value;

j.
The Current Market Value of Eligible Collateral Assets for which the obligors are Domiciled in any one Designated Country other than Ireland, Italy or Spain may not exceed 5% of the Aggregate Market Value;

k.	The Current Market Value of Eligible Collateral Assets for which the obligors are Domiciled in Iceland may not exceed 2% of the Aggregate Market Value;

l.	The Current Market Value of Eligible Collateral Assets for which the obligors are Domiciled in Canada may not exceed 10% of the Aggregate Market Value; and

m.
The Current Market Value of all Collateral Assets which are Permitted Stock Secured First Lien Loans, Permitted Stock Secured Second Lien Loans, Permitted Stock Secured Bonds or Permitted Stock Funded Bonds, collectively, may not exceed 15% of the Aggregate Market Value.

Selection of Non-Qualifying Assets. As of any date of determination, if the Eligible Collateral Assets, taken as a whole, do not satisfy the Portfolio Criteria, Eligible Collateral Assets or a portion thereof (the “Non-Qualifying Assets”) will be excluded from such determination to the extent necessary to cause the remaining Eligible Collateral Assets to satisfy the Portfolio Criteria. The Non-Qualifying Assets will be selected on the basis of lowest Current Market Value Percentage; provided that if two or more Eligible Collateral Assets have the same Current Market Value Percentage, the Eligible Collateral Asset that would (if it were not a Non-Qualifying Asset) have the lower Advance Rate will be selected for inclusion in the Non-Qualifying Assets. Any excess of Eligible Collateral Assets that will be deemed to be Defaulted Obligations as described in the

5

definition of DIP Loan, the definition of Current Pay Obligation, and clause (c) of the definition of Defaulted Obligation will be selected on the same basis as Non-Qualifying Assets.
Settlement Date Basis. All determinations of whether an asset is to be included for purposes of determination of the Borrowing Base, any Eligibility Criteria or any Portfolio Criteria will be on a settlement-date basis (meaning that any asset that has been purchased will not be treated as a Collateral Asset until such purchase has settled, and any Collateral Asset which has been sold will not be excluded as a Collateral Asset until such sale has settled); provided that no asset shall be included as a Collateral Asset to the extent it has not been paid for in full.

Administrative Agent Determination. Each determination by the Administrative Agent set forth above shall be made in good faith and on a commercially reasonable basis.

6

Annex C
DEFINITIONS RELATING TO COLLATERAL ASSETS
“Additional Current Pay Criteria” means criteria satisfied with respect to any Collateral Asset (other than a DIP Loan) if (i) in the event that the issuer of such Collateral Asset has made a Distressed Exchange Offer, (A) such Collateral Asset is subject to the Distressed Exchange Offer or ranks equal to or higher in priority than the obligation subject to the Distressed Exchange Offer, (B) in the case of a Distressed Exchange Offer that is a repurchase of debt for Cash, the repurchased debt will be extinguished and (C) the Borrower does not hold any obligation of the issuer making the Distressed Exchange Offer that ranks lower in priority than the obligation subject to the Distressed Exchange Offer and (ii) such Collateral Asset has a Current Market Value Percentage of at least the lesser of (x) 80% of its par value and (y) the S&P/LSTA U. S. Leveraged Loan 100 Index (Price) as reported on Bloomberg page SPBDLLB Index.
“Aggregate Market Value” means the aggregate of the Current Market Values of each Eligible Collateral Asset (whether or not included in the Borrowing Base) plus the par value of all Cash and Cash Equivalents owned by the Borrower and credited to the Collateral Account; provided, however, that until such time as the Aggregate Market Value first exceeds $200 million, the Aggregate Market Value will be deemed to be $200 million solely for purposes of determining compliance with the Portfolio Criteria. Unless otherwise specified, references to Collateral Assets comprising specified percentages of the Aggregate Market Value in the Eligibility Criteria and Portfolio Criteria shall be based on the Current Market Value of the relevant Collateral Assets (based on Dollar Equivalents for any Collateral Assets not denominated in Dollars).
“Approved Dealer” means each of the following entities or their Affiliates (or any successor thereto): Banco Santander, Bank of America, Bank of Montreal, Barclays, BNP Paribas, CIT, Citibank, Credit Agricole, Credit Suisse Securities (USA), LLC, Deutsche Bank, GE Capital, Goldman Sachs, HSBC, JP Morgan, Jefferies, Key Bank, Lloyds, Macquarie, Morgan Stanley, Nomura, PNC, Royal Bank of Canada, The Royal Bank of Scotland, Scotia Bank, Société Générale, SunTrust, Toronto Dominion, UBS, US Bank, Unicredit, Wells Fargo or any other independent, internationally recognized third-party dealer agreed to in writing by the Administrative Agent; provided that (i) none of the Borrower or its Affiliates shall be an Approved Dealer and (ii) Bank of America is not an Approved Dealer for the provisions of the Loan Documents relating to the First Look Bidder (as defined in the Security Agreement).
“Bank Loan” means any loan to an obligor arranged by a bank, finance company or other financial institution. A participation in any loan is not a Bank Loan.
“Borrowing Base” means, on any date of determination, the (A) aggregate of the amounts determined with respect to each Eligible Collateral Asset equal to (i) the Current Market Value of such Eligible Collateral Asset times (ii) the Advance Rate applicable to such Eligible Collateral Asset plus (B) the par value of all Cash and Cash Equivalents owned by Borrower as of such date and credited to the Collateral Account. The Current Market Values, status of assets as Eligible Collateral and applicable Advance Rates shall be determined by the Collateral Administrator pursuant to the Collateral Administration Agreement.
“Borrowing Base Deficiency” means any time that the Total Outstandings at such time exceed an amount equal to the Borrowing Base.

7

“Cash” means such funds denominated in currency of the United States as at the time shall be legal tender for payment of all public and private debts.
“Cash Equivalents” means any Dollar-denominated investment that, at the time it is delivered to the Collateral Administrator (directly or through an intermediary or bailee), is one or more of the following obligations or securities including investments for which the Collateral Administrator or an Affiliate of the Collateral Administrator provides services and receives compensation therefor:
(a)    (x) direct Registered obligations (1) of the United States or (2) the timely payment of principal and interest on which is fully and expressly guaranteed by the United States and (y) Registered obligations (1) of any agency or instrumentality of the United States the obligations of which are expressly backed by the full faith and credit of the United States or (2) the timely payment of principal and interest on which is fully and expressly guaranteed by such an agency or instrumentality, in each case if such agency or instrumentality has the Required Ratings, in all cases having a remaining maturity of not more than 183 days;
(b)    demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States (including the Collateral Administrator) or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 183 days of issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Required Ratings;
(c)    unleveraged repurchase obligations with respect to any security described in clause (a) above, entered into with a depository institution or trust company (acting as principal) described in clause (b) above or entered into with an entity (acting as principal) with, or whose parent company has, the Required Ratings;
(d)    commercial paper or other short term obligations with the Required Ratings and that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than 183 days from their date of issuance; provided that this clause (d) will not include extendible commercial paper or asset backed commercial paper; and
(f)    money market funds which funds have, at all times, credit ratings of “Aaa-mf” by Moody’s and “AAAm” or “AAAm G” by S&P, respectively;
provided that Cash and Cash Equivalents shall not include (a) any interest-only security, any security purchased at a price in excess of 100% of the par value thereof or any security whose repayment is subject to substantial non-credit related risk as determined in the sole judgment of the Investment Adviser, (b) any security whose rating assigned by S&P includes the subscript “f,” “p,” “q,” “pi,” “r,” “t” or “sf”, (c) any security that is subject to an Offer, (d) any other security that is an asset the payments on which are subject to withholding tax (other than withholding taxes imposed under FATCA) if owned by the Borrower unless the issuer or obligor or other Person (and guarantor, if any) is required to make “gross-up” payments that cover the full amount of any such withholding taxes or (e) any security secured by real property.

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“Collateral Asset” means (i) each Bank Loan (including a First Lien Bank Loan or Second Lien Bank Loan), Senior Secured Bond, Senior Unsecured Bond, Senior Subordinated Bond or Subordinated Bond in each case whether or not given credit in the Borrowing Base or having a positive Advance Rate, (ii) all Cash and Cash Equivalents owned by Borrower and (iii) any other financial assets of the Borrower of any kind.
“Collateral Dispute Notice” means notice under the Collateral Administration Agreement from the Administrative Agent to the Borrower and the Collateral Administrator (i) asserting that any Eligible Collateral Asset Information (or component thereof or other matter relating to whether a Collateral Asset is an Eligible Collateral Asset) or the determination as to compliance with any of the Portfolio Criteria, or the related determinations with respect to any Collateral Asset underlying such determination as to compliance or eligibility, is incorrect and (ii) providing the correct information or determination and a reasonable explanation of the basis of such correction; provided that no Collateral Dispute Notice shall apply with regard to any determination under the Eligibility Criteria or Portfolio Criteria that is expressly provided to be a determination made by the Administrative Agent.
“Current Market Price” means, with respect to any Collateral Asset on any date of determination, the Collateral Administrator’s determination of the cash proceeds that would be received from the sale on such date of determination of such Collateral Asset, to be based on data from the Pricing Source; provided that if Borrower or the Administrative Agent disputes the Collateral Administrator’s determination of the Current Market Price on any date, Borrower or the Administrative Agent shall have the right to submit a bona fide firm bid with respect to the relevant Collateral Asset, with a size equal to or greater than the total principal amount of the relevant Collateral Asset held in the Collateral Account on such day, such bid to be provided by a nationally recognized dealer or other financial institution reasonably acceptable to the Administrative Agent, and provided by Borrower or the Administrative Agent, as applicable, to the Administrative Agent no later than 3:00 p.m. (New York time) on the relevant day and actionable until 5:00 p.m. (New York time) on such day; provided that if the Collateral Administrator has not provided the Borrower with the daily report reflecting the relevant determination of the Current Market Price by 12:00 noon as required Paragraph 7(b) of the Collateral Administration Agreement on the relevant day, such quote may be provided by Borrower or the Administrative Agent, as applicable, to the Administrative Agent no later than 10:00 a.m. (New York time) on the following day). If such firm bid is provided by Borrower or the Administrative Agent it shall be applied as the Current Market Price until the next Business Day, otherwise the Collateral Administrator’s original determination will be used for that day.
The Current Market Price will be expressed as a percentage of outstanding par amount, will be adjusted for or will exclude adjustment for accrued interest in accordance with market convention for the relevant asset.
“Current Market Value” means with respect to any Collateral Asset on any date of determination, the Current Market Price for such Collateral Asset multiplied by the current face amount for such Collateral Asset as of such date determined pursuant to the Collateral Administration Agreement. The Current Market Value of any Collateral Asset which is a revolving loan or delay draw term loan shall be determined as (a) the Current Market Price of the funded portion of such revolving loan or delay draw term loan times such funded portion minus (b) an amount equal to (i) the unfunded commitment thereof times (ii) one minus the Current Market Price, and may be negative. Each Current Market Value will be expressed as a Dollar Equivalent if applicable.

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“Current Market Value Percentage” means, with respect to any Collateral Asset as of any date of determination, the amount (expressed as a percentage) equal to the Current Market Value of such Collateral Asset on such date divided by the principal amount of such Collateral Asset on such date. For the purpose of calculating the Current Market Value Percentage on any day, the Current Market Value Percentage on any day that is not a Business Day shall be deemed to be the Current Market Value Percentage on the immediately preceding Business Day.
“Current Pay Obligation” means any Collateral Asset (other than a DIP Loan) that would otherwise be a Defaulted Obligation but as to which (i) no default has occurred and is continuing with respect to the payment of interest and any contractual principal or other scheduled payments (if any) and the most recent interest and contractual principal payment due (if any) was paid in cash and the Investment Adviser reasonably expects that the next interest payment due will be paid in cash on the scheduled payment date (which judgment may not subsequently be called into question as a result of subsequent events); (ii) if the issuer of such Collateral Asset is in a bankruptcy proceeding, the issuer has made all payments that the bankruptcy court has approved; (iii) for so long as Moody’s provides a rating of any Collateral Asset, such Collateral Asset has a facility rating from Moody’s of either (A) at least “Caa1” (and if “Caa1,” not on watch for downgrade) and its Current Market Value is at least 80% of its par value or (B) at least “Caa2” (and if “Caa2,” not on watch for downgrade) and its Current Market Value is at least 85% of its par value (provided that for purposes of this definition, with respect to a Collateral Asset already owned by the Borrower whose Moody’s Rating is based on a facility rating from Moody’s and such facility rating is withdrawn, the Moody’s Rating of such Collateral Asset shall be the last outstanding facility rating before the withdrawal); and (iv) the Additional Current Pay Criteria are satisfied; provided that to the extent the Aggregate Market Value of all Collateral Assets that would otherwise be Current Pay Obligations exceeds 7.5% of the Aggregate Commitments, such excess over 7.5% shall constitute Defaulted Obligations.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Defaulted Obligation” means any Collateral Asset owned by the Borrower, as of any date of determination:
(a)    as to which there has occurred and is continuing a default with respect to the payment of interest or principal; provided that (1) such default shall have not been cured; and (2) any such default may continue for a period of up to three Business Days from the date of such default if the Investment Adviser has certified to the Collateral Administrator that the payment failure is not due to credit-related reasons;
(b)    as to which any bankruptcy, insolvency or receivership proceeding has been initiated in connection with the issuer thereof, or as to which there has been proposed or effected any distressed exchange, distressed debt restructuring or other restructuring in an insolvency proceeding where the issuer of such Collateral Asset has offered the debt holders a new security or package of securities that, in the commercially reasonable judgment of the Investment Adviser, either (x) amounts to a diminished financial obligation or (y) has the purpose of helping the issuer avoid default; provided that neither a Current Pay Obligation nor a DIP Loan (with respect to the bankruptcy, insolvency, receivership proceeding, distressed exchange or other debt restructuring with respect to

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which such DIP Loan was received) will constitute a Defaulted Obligation under this clause (b);
(c)    that has (i) a Moody’s Rating below “Caa3” (or a Moody’s probability of default rating of “D” or “LD”), (ii) an S&P Rating below “CCC-” (or of “D” or “SD”) or (iii) a Fitch Rating below “CCC-” (or of “D” or “RD”), or in each case had such rating before such rating was withdrawn and which has not been reinstated as of the date of determination (in each case excluding Current Pay Obligations and DIP Loans); provided that a performing Collateral Asset that (x) is the subject of a Distressed Exchange Offer, (y) has a Current Market Value Percentage of the lesser of (A) 80% of its par value and (B) the S&P/LSTA U. S. Leveraged Loan 100 Index (Price) as reported on Bloomberg page SPBDLLB Index, and (z) whose S&P Rating has been reduced to “Ca” or “SD” for a period not to exceed 14 days, shall not be a Defaulted Obligation; and provided, further, that the Aggregate Market Value of all Collateral Assets that would be Defaulted Obligations save for the preceding provision shall not exceed 2.5% of the Aggregate Commitments, with such excess over 2.5% constituting Defaulted Obligations;
(d)    is pari passu with or subordinated to other indebtedness for borrowed money owing by the issuer thereof, to the extent that (x) a payment default of the type described in clause (a) has occurred with respect to such other indebtedness or (y) such other indebtedness has any rating described in clause (c) or had such rating before such rating was withdrawn and which has not been reinstated as of the date of determination (in each case excluding Current Pay Obligations and DIP Loans); provided that both the Collateral Asset and such other indebtedness are full recourse obligations of the applicable obligor or secured by the same assets; or
(e)    with respect to which the Borrower or the Investment Adviser has received written notice or has actual knowledge that a default has occurred under the underlying instruments and any applicable grace period has expired such that the holders of such Collateral Asset may accelerate the repayment of such Collateral Asset but only if such default is not cured or waived in the manner provided in the underlying instruments (but excluding Current Pay Obligations unless the holders of such Current Pay Obligations have accelerated the repayment of such Collateral Asset).
The Investment Adviser shall give the Collateral Administrator prompt written notice should it become aware that any Collateral Asset has become a Defaulted Obligation. Other than with respect to clause (a) above, until so notified, the Collateral Administrator shall not be deemed to have notice or knowledge to the contrary.
Notwithstanding the foregoing, the Investment Adviser may declare any Collateral Asset to be a Defaulted Obligation if, in the Investment Adviser’s commercially reasonable business judgment, the credit quality of the obligor of such Collateral Asset has significantly deteriorated such that there is a reasonable expectation of payment default as of the next scheduled payment date with respect to such Collateral Asset.
“Designated Country” has the meaning set forth in subclause k. of the Eligibility Criteria.
“DIP Loan” means a Bank Loan made to a debtor-in-possession pursuant to Section 364 of the U.S. Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the U.S. Bankruptcy Code and fully secured by senior liens; provided that to the extent the Aggregate

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Market Value of all DIP Loans exceeds 5% of the Aggregate Commitments, such excess over 5% shall constitute Defaulted Obligations.
“Disqualified Foreign Loan” means any Foreign Loan with respect to which, as of any date of determination (i) the Borrower’s purchase of such Foreign Loan settled 15 or more days prior to such date and (ii) the Borrower has not delivered to each of the Administrative Agent and the relevant obligor or administrative agent a Foreign Obligor Notice.
“Distressed Exchange Offer” means an offer by the issuer of a Collateral Asset to exchange one or more of its outstanding debt obligations for a different debt obligation or to repurchase one of more of its outstanding debt obligations for Cash, or any combination thereof; provided that an offer by such issuer to exchange unregistered debt obligations for registered debt obligations shall not be considered a Distressed Exchange Offer; provided, further that an exchange of obligations arising from a payment under a letter of credit that gives rise to a letter of credit reimbursement obligation shall be deemed to constitute a Distressed Exchange Offer.
“Dollar”, “USD” and “$” mean lawful money of the United States.
“Domicile” means the jurisdiction in which an entity is organized, holds or generates the greatest portion of its assets or revenues, and/or has its principal place of business.
“Eligible Collateral Asset” means any Collateral Asset (other than Cash and Cash Equivalents) determined pursuant to the Collateral Administration Agreement to satisfy the Eligibility Criteria set forth in Annex B.
“First Lien Bank Loan” means a Bank Loan that (i) is not (and by its terms is not permitted to become) subordinate in right of payment to any other debt for borrowed money incurred by the obligor of such Bank Loan and (ii) is secured by a valid first priority perfected security interest or lien on specified collateral (such collateral, together with any other pledged assets, having a value as reasonably determined by the Investment Adviser at the time of acquisition, which determination will not be questioned based on subsequent events) equal to or greater than the principal balance of the Bank Loan and other pari passu debt) securing the obligor’s obligations under the Bank Loan, which security interest or lien is subject to customary liens; provided that (i) if prior to a default or liquidation with respect to such Bank Loan, such Bank Loan is entitled to receive payments pari passu with other First Lien Bank Loans of the same obligor, but following a default or liquidation becomes fully subordinated to other First Lien Bank Loans of the same obligor and is not entitled to any payments until such other First Lien Bank Loans are paid in full, such Bank Loan will be a Second Lien Bank Loan; and (ii) a Bank Loan that would otherwise be a First Lien Bank Loan shall not be a First Lien Bank Loan if it is secured primarily by stock or other equity or subordinated interests in operating subsidiaries or affiliates of the obligor of such Bank Loan unless the Borrower has provided evidence reasonably satisfactory to the Administrative Agent that the amount of indebtedness permitted to be incurred by such operating subsidiaries or affiliates is de minimis (a “Permitted Stock Secured First Lien Loan”). The value of collateral and other pledged assets for purposes of the foregoing (or for the purposes of the definition of “Second Lien Bank Loan”) may include the ability of such collateral or pledged assets to generate cash flow or other intangibles, but not the enterprise value of the obligor itself.
“Fitch” means Fitch, Inc. and any successor thereto.

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“Fitch Rating” means with respect to any Collateral Asset, as of any date of determination:
(a)If the Collateral Asset has a monitored rating expressly assigned to a debt obligation (or facility) or a monitored estimated rating expressly assigned to a debt obligation (or facility) by Fitch, such rating;

(b)if the preceding clause does not apply and Fitch has issued a monitored issuer default rating with respect to the issuer of such Collateral Asset or a guarantor which unconditionally and irrevocably guarantees such Collateral Asset, such issuer default rating; and
(c)if none of the preceding clauses apply, such Collateral Asset will have no Fitch Rating.

“Foreign Loan” means any Collateral Asset that is a Bank Loan with respect to which (i) the law governing such Collateral Asset or document or instrument under which such Collateral Asset arises or is issued is not the law of a U.S. State or (ii) the jurisdiction of organization of the obligor or issuer with respect to such Collateral Asset is not a U.S. State.
“Foreign Obligor Notice” means a notice in the form of Exhibit A to the Collateral Administration Agreement.
“Large Size Facility Assets” means (i) Senior Unsecured Bonds for which the original aggregate bond issue amount corresponding to the relevant Collateral Asset, plus the amount of any pari passu senior unsecured loans of the relevant obligor (including all tranches and drawn and undrawn revolving facilities) is at least USD 300,000,000 or (ii) First Lien Bank Loans, Second Lien Bank Loans or Senior Secured Bonds for which the original aggregate loan facility amount or bond issue amount, as applicable, corresponding to the relevant Collateral Asset (including all tranches and drawn and undrawn revolving facilities secured by a lien of the same priority over the same collateral) is at least USD 300,000,000.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Markit” means Markit Group, Ltd. and any successor thereto.
“Mid Size Facility Assets” means loans or bonds for which the original aggregate loan facility amount or bond issue amount, as applicable, corresponding to the relevant Collateral Asset (including all tranches and drawn and undrawn revolving facilities secured by a lien of the same priority over the same collateral) is at least USD 200,000,000 but less than USD 300,000,000.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Moody’s Rating” means, respect to any Collateral Asset, as of any date of determination:
(a)if such Collateral Obligation has a monitored rating, an unpublished monitored rating expressly assigned to a debt obligation (or facility), or a monitored

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estimated rating expressly assigned to a debt obligation (or facility) by Moody’s that addresses the full amount of the principal and interest promised, such rating;

(b)if the preceding clause does not apply and the obligor of such Collateral Asset has a monitored corporate family rating by Moody’s, such corporate family rating; and

(c)if none of the preceding clauses apply, such Collateral Asset will have no Moody’s Rating.

“Non-Qualifying Assets” has the meaning specified in Annex B.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Company arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Company or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“Offer” means, with respect to any security or debt obligation, any offer by the issuer of such security or borrower with respect to such debt obligation or by any other Person made to all of the holders of such security or debt obligation to purchase or otherwise acquire such security or debt obligation (other than pursuant to any redemption in accordance with the terms of the underlying instrument in respect of such security or debt obligation, or for the purpose of registering the security or debt obligation) or to exchange such security or debt obligation for any other security, debt obligation, Cash or other property.
“Pricing Source” means for Collateral Assets in the form of loans, Markit and for Collateral Assets in the form of bonds, Markit, or in each case another price source or method of price determination acceptable to the Administrative Agent in its discretion.
“Qualifying Second Lien Facility Asset” means a Second Lien Bank Loan secured by the same collateral as a First Lien Bank Loan that would itself constitute a Large Size Facility Asset.
“Registered” means a debt obligation that is issued after July 18, 1984 and that is in registered form within the meaning of Section 881(c)(2)(B)(i) of the Code and the United States Treasury Regulations promulgated thereunder.
“Required Ratings” means (a) If such obligation or security (i) has both a long term and a short term credit rating from Moody’s, such ratings are “Aa3” or higher (not on credit watch for possible downgrade) and “P-1” (not on credit watch for possible downgrade), respectively, (ii) has only a long term credit rating from Moody’s, such rating is at least equal to or higher than the current Moody’s long term ratings of the U.S. government, and (iii) has only a short term credit rating from Moody’s, such rating is “P-1” (not on credit watch for possible downgrade) and (b) a long-term senior unsecured debt rating of at least “AA-” (not on credit watch for possible downgrade) and a short-term credit rating of at least “A-1” by S&P (or, if such institution has no short-term credit rating, a long-term senior unsecured debt rating of at least “AA” (not on credit watch for possible downgrade) by S&P).
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.

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“S&P Industry Category” means each of the following: (1) Aerospace and Defense; (2) Air Transport; (3) Automotive; (4) Beverage and tobacco; (5) Broadcast radio and television; (6) Brokers, Dealers, Investment Houses; (7) Building and Development; (8) Business equipment and services; (9) Cable and Satellite Television; (10) Chemical/Plastics; (11) Clothing/Textiles; (12) Conglomerates; (13) Containers and glass products; (14) Cosmetics/Toiletries; (15) Diversified Insurance; (16) Drugs; (17) Ecological services and equipment; (18) Electronics/electric; (19) Equipment leasing; (20) Farming/agriculture; (21) Financial Intermediaries; (22) Food products; (23) Food service; (24) Food/drug retailers; (25) Forest products; (26) Health care; (27) Health Insurance; (28) Home furnishings; (29) Industrial equipment; (30) Insurance; (31) Leisure Goods/Activities/Movies; (32) Life Insurance; (33) Lodging and Casinos; (34) Nonferrous metals/minerals; (35) Oil and gas; (36) Property & Casualty Insurance; (37) Publishing; (38) Rail industries; (39) Retailers (except food & drug); (40) Steel; (41) Surface transport; (42) Telecommunication; (43) Telecommunications- Wireline; (44) Telecommunications-Cellular Communications; and (45) Utilities.

“S&P Rating” means with respect to any Collateral Asset, as of any date of determination:
(a)if such Collateral Asset has a monitored rating expressly assigned to a debt obligation (or facility) or a monitored estimated rating expressly assigned to a debt obligation (or facility) by S&P, such rating;

(b)if the preceding clause does not apply and there is a monitored S&P long-term issuer credit rating of the issuer or of a guarantor of such Collateral Asset that unconditionally and irrevocably guarantees in writing the timely payment of principal and interest on such Collateral Asset (which form of guarantee shall comply with S&P then current criteria on guarantees), such long-term issuer credit rating of the issuer or guarantor, as applicable; and

(c)if none of the preceding clauses apply, such Collateral Asset will have no S&P Rating.

“Second Lien Bank Loan” means a Bank Loan that (i) is not (and by its terms is not permitted to become) subordinate in right of payment to any other debt for borrowed money incurred by the obligor of the Bank Loan, other than a First Lien Bank Loan (including following a default or liquidation as provided in the definition of “First Lien Bank Loan”), and (ii) is secured by a valid and perfected security interest or lien on specified collateral (such collateral, together with any other pledged assets, having a value as reasonably determined by the Investment Adviser at the time of acquisition, which determination will not be questioned based on subsequent events) equal to or greater than the principal balance of the Bank Loan and any other senior or pari passu debt) securing the obligor’s obligations under the Bank Loan, which security interest or lien is not subordinate to the security interest or lien securing any other debt for borrowed money other than a First Lien Bank Loan; provided that a Bank Loan that would otherwise constitute a Second Lien Bank Loan shall not be a Second Lien Bank Loan if it is secured primarily by stock or other equity or subordinated interests in operating subsidiaries or affiliates of the obligor of such Bank Loan unless the Borrower has provided evidence reasonably satisfactory to the Administrative Agent that the amount of indebtedness permitted to be incurred by such operating subsidiaries or affiliates is de minimis (a “Permitted Stock Secured Second Lien Loan”).

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“Senior Secured Bond” means a debt security (that is not a Bank Loan) that (a) is issued by a corporation, limited liability company, partnership or trust, (b) is secured by a valid first priority perfected security interest on specified collateral, and (c) has a rating that is not lower than the related obligor’s Moody’s, S&P or Fitch corporate family rating or issuer rating, as applicable; provided that a debt security that would otherwise be a Senior Secured Bond shall not be a Senior Secured Bond if it is secured primarily by stock or other equity or subordinated interests in operating subsidiaries or affiliates of the obligor of such debt security unless the Borrower has provided evidence reasonably satisfactory to the Administrative Agent that the amount of indebtedness permitted to be incurred by such operating subsidiaries or affiliates is de minimis (a “Permitted Stock Secured Bond”).
“Senior Subordinated Bond” means any debt security (that is not a Bank Loan) that is (i) subordinated to any senior debt obligations of the related issuer and (ii) senior to any other subordinated debt obligations of the related issuer.
“Senior Unsecured Bond” means any unsecured debt security (that is not a Bank Loan) that is not subordinated to any other unsecured indebtedness of the related issuer, provided that a debt security that would otherwise be a Senior Unsecured Bond shall not be a Senior Unsecured Bond if the obligor of such debt security is an entity whose assets consist primarily of stock or other interests in its operating subsidiaries or affiliates unless the Borrower has provided evidence reasonably satisfactory to the Administrative Agent that the amount of indebtedness permitted to be incurred by such operating subsidiaries or affiliates is de minimis (a “Permitted Stock Funded Bond”).
“Special Situation Asset” means any Collateral Asset that (A) has (i) a Moody’s Rating below “B3,” (ii) an S&P Rating below “B-” or (iii) a Fitch Rating below “B-” or (B) is unrated by all of Moody’s, S&P and Fitch; provided that (1) if any Collateral Asset had any such lower rating described in clause (A) before such rating was withdrawn, such Collateral Asset is a Special Situation Asset and (2) except as provided in clause (1), a Collateral Asset will not be a Special Situation Asset solely because of the absence of a rating by any one or two of Moody’s, S&P and Fitch.
“Structured Finance Security” means any security that is primarily serviced by or linked to the cash flows of a pool of receivables or other financial assets, either fixed or revolving, plus any rights or other assets designed to assure the servicing or timely distributions of proceeds to the security holders, including without limitation any “synthetic CDO”, credit-linked note or similar credit-linked loan or obligation.
“Subordinated Bond” means any debt security (that is not a Bank Loan) that is subordinated to any senior unsecured debt obligations of the related issuer.

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ANNEX D

SPECIAL PURPOSE ENTITY REQUIREMENTS
Without limiting any, and subject to all, other covenants of the Company contained in this Agreement, the Company shall conduct its business and operations separate and apart from that of any other Person (including Investment Adviser Parent and any of its Affiliates) and in furtherance of the foregoing:
(1)    The Company shall maintain its bank accounts, books, accounting and other records, and other Company documents, separate from those of any other Person.
(2)    The Company shall not commingle or pool any of its funds or assets with those of any Affiliate or any other Person, and it shall hold all of its assets in its own name, except as otherwise permitted or required under the Loan Documents.
(3)    The Company shall have at least one independent manager meeting the requirements of the Company’s Limited Liability Company Agreement.
(4)    The Company shall conduct its own business in its own name and, for all purposes, shall not operate, or purport to operate, collectively as a single or consolidated business entity with respect to any Person.
(5)    The Company shall pay its own debts, liabilities and expenses (including overhead expenses, if any) only out of its own assets as the same shall become due; provided, however, certain organizational expenses and start-up costs may have been paid by the Borrower Parent.
(6)    The Company shall maintain or procure the maintenance of separate financial records in the form required by the Loan Documents, including such monthly and quarterly reports as are required by the Loan Documents.
(7)    The Company has observed, and shall observe all organizational formalities and operational requirements under Delaware law, in each case to the extent necessary or advisable to preserve its separate existence.
(8)    The Company does not, and shall not, so long as any Obligation is outstanding under the Loan Documents (A) guarantee, become obligated for, or hold itself or its credit out to be responsible for or available to satisfy, the debts or obligations of any other Person or (B) control the decisions or actions respecting the daily business or affairs of any other Person, except as permitted by or pursuant to the Loan Documents.
(9)    The Company shall, at all times, pay the salaries of its own employees, if any, and maintain a sufficient number of employees in light of its contemplated business operations.

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Annex D

(10)    The Company shall allocate fairly and reasonably any overhead for shared office space.
(11)    The Company shall, at all times, hold itself out to the public as a legal entity separate and distinct from any other Person.
(12)    The Company shall not identify itself as a division of any other Person.
(13)    The Company shall maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person.
(14)    The Company shall not use its separate existence to perpetrate a fraud in violation of applicable law.
(15)    The Company shall not, in connection with the Loan Documents, act with an intent to hinder, delay or defraud any of its creditors in violation of applicable law.
(16)    Except as expressly permitted by the Loan Documents, the Company shall maintain an arm’s length relationship with its Affiliates, the Borrower Parent and the Investment Adviser, and so long as any Obligations are outstanding under the Loan Documents, except as expressly permitted by the Loan Documents, the Company shall not enter into contract, agreement or transaction of any kind with any Affiliate, other than on fair and reasonable terms no less favorable to the Company as would be obtainable by the Company at the time in a comparable arm’s length contract, agreement or transaction with a Person other than an Affiliate.
(17)    Except as permitted by or pursuant to this Agreement and the other Loan Documents, the Company shall not grant a security interest or otherwise pledge its assets for the benefit of any other Person.
(18)    So long as any Obligations are outstanding under the Loan Documents, and except as provided in the Loan Documents, the Company shall not acquire any equity, securities or debt instruments of the Borrower Parent or any of its Affiliates; provided that the Company may acquire equity, securities or debt instruments of an Affiliate (other than the Borrower Parent) in connection with any exchange offer, work-out, restructuring or the exercise of any rights or remedies with respect to any Collateral Asset with respect to which an obligor is or would thereby become an Affiliate.
(19)    The Company shall not make loans or advances to any Person, except for the Collateral Assets or as permitted by or pursuant to the Loan Documents.
(20)    So long as any Obligations are outstanding under the Loan Documents, to the fullest extent permitted by law, the Company shall not engage in any consolidation, merger, or asset sale, except as permitted by or pursuant to the Loan Documents.
(21)    The Company shall file its own tax returns separate from those of any other Person, except to the extent that the Company is treated as a “disregarded entity” for tax purposes and is

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Annex D

not required to file tax returns under applicable law, and pay any taxes required to be paid under applicable law.
(22)    The Company shall use separate stationary, invoices and checks bearing its own name to the extent used in its own business.
(23)    The Company shall correct any known misunderstanding regarding its separate identity.
(24)    The Company shall maintain adequate capital in light of its contemplated business operations.
(25)    The Company shall not, so long as any Obligations are outstanding under the Loan Documents, engage, directly or indirectly, in any business other than the actions required or permitted to be performed under its Organization Documents, this Agreement or the other Loan Documents or ancillary thereto.
(26)    The Company shall not, so long as any Obligations are outstanding under the Loan Documents, except as contemplated by the Loan Documents, form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other).
(27)    The Company shall not, so long as any Obligations are outstanding under the Loan Documents, fail to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation.
(28)    The Company shall at all times be organized as a special-purpose entity with organizational documents substantially similar to those in effect on the Closing Date.
(29)    The Company shall at all times conduct its business so that any assumptions made with respect to the Company in the “substantive non-consolidation” opinion letter delivered in connection with the Loan Documents will continue to be true and correct.
(30)    The Company is and will be in compliance in all material respects with, and neither the Investment Adviser nor any of its affiliates will cause the Company to be in violation of its Limited Liability Company Agreement, and neither the Borrower Parent nor the Company shall amend, alter, change or supplement the LLC Agreement without the prior written consent of the Administrative Agent.

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Annex D